EXHIBIT 1

                            SHARE EXCHANGE AGREEMENT

      This Share Exchange Agreement, dated as of May 25, 2004, is made by and among TRIDENT ROWAN GROUP, INC., a Maryland corporation (the "Acquiror"), each of the Persons listed on Exhibit A hereto (collectively, the "Shareholders", and individually a "Shareholder"), and COMTECH GROUP, INC., a Cayman Islands company (the "Company").

                                   BACKGROUND

      The Shareholders have agreed to transfer to the Acquiror, and the Acquiror has agreed to acquire from the Shareholders, all of the Shares, which Shares constitute 100% of the outstanding Common Stock of the Company, in exchange for 42,000,000 shares of the Acquiror's Common Stock, subject to adjustment pursuant to Section 10.15 (the "Acquiror Shares") on the terms and conditions as set forth herein.

                                    SECTION I
                                   DEFINITIONS

      Unless the context otherwise requires, the terms defined in this Section 1 will have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

      1.1 "Accredited Investor" has the meaning set forth in Regulation D under the Securities Act and set forth on Exhibit B.

      1.2 "Acquired Companies" means, collectively, the Company and the Company Subsidiaries.

      1.3 "Acquiror Balance Sheet" means the Acquiror's balance sheet at March 31, 2004.

      1.4 "Acquiror Board" means the Board of Directors of the Acquiror.

      1.5 "Acquiror Companies" means, collectively, the Acquiror and the Acquiror Subsidiaries.

      1.6 "Acquiror Nominees" means, from and after the Closing Date, the two members of the Acquiror Board nominated by the Acquiror Stockholders pursuant to this Agreement and the Stockholders Agreement.

      1.7 "Acquiror's Common Stock" means the Acquiror's common stock, par value $0.01 per share.

      1.8 "Acquiror Stockholders" means those stockholders of the Acquiror who are parties to the Stockholders Agreement.

      1.9 "Acquiror Subsidiaries" means all of the direct and indirect Subsidiaries of the Acquiror.


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      1.10 "Acquisition Transaction" has the meaning set forth in Section
11.1.7.

      1.11 "Additional Shares" has the meaning set forth in Section 12.3.2.

      1.12 "Affiliate" means any Person that directly or indirectly controls, is controlled by or is under common control with the indicated Person.

      1.13 "Agreement" means this Share Exchange Agreement, including all Schedules and Exhibits hereto, as this Share Exchange Agreement may be from time to time amended, modified or supplemented.

      1.14 "Approved Plans" means a stock option or similar plan for the benefit of employees or others which has been approved by the stockholders of the Acquiror.

      1.15 "Business Day" means a day, other than Saturday or Sunday, on which banks in New York are open for business.

      1.16 "Claims Period" has the meaning set forth in Section 12.2.1.

      1.17 "Closing" has the meaning set forth in Section 3.

      1.18 "Closing Acquiror Shares" means the aggregate number of Acquiror Shares issuable to the Shareholders at Closing, less the Escrow Amount.

      1.19 "Closing Date" has the meaning set forth in Section 3.

      1.20 "Code" means the Internal Revenue Code of 1986, as amended.

      1.21 "Common Stock" means the Company's common stock, $0.001 par value, per share.

      1.22 "Commission" means the Securities and Exchange Commission or any other federal agency then administering the Securities Act.

      1.23 "Company Balance Sheet" means the Company's audited balance sheet at December 31, 2003.

      1.24 "Company Benefit Plans" means employee pension benefit plans, medical, disability, severance pay, educational, life insurance and other employee welfare benefit plans, and all other bonus, stock option, stock purchase or other equity-based compensation arrangements, and incentive, deferred compensation, supplemental retirement, severance, disability, vacation, cafeteria and other similar employee benefit plans, policies, programs or contracts (including those which contain change of control provisions or pending change of control provisions), and any employment, executive compensation or severance agreements (including those with change of control provisions or pending change of control provisions), as amended, modified or supplemented, in any case that (a) are maintained or contributed to (or to which there was an obligation to contribute) by any Acquired Company, or (b) were formerly maintained or contributed to (or to which there was an obligation to contribute), by any Acquired Company, as well as each plan with respect to which any Acquired Company has or could have any liability, whether direct or indirect or actual or contingent (including any liability arising out of an indemnification, guarantee, hold harmless or similar agreement).

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      1.25 "Company Audited Financial Statements" has the meaning set forth in
Section 5.8.

      1.26 "Company Board" means the Board of Directors of the Company.

      1.27 "Company Indemnified Party" has the meaning set forth in Section 12.3.1.

      1.28 "Company Nominees" means, from and after the Closing Date, the five members of the Acquiror Board nominated by the Shareholders pursuant to this Agreement and the Stockholders Agreement.

      1.29 "Company Subsidiaries" means all of the direct and indirect Subsidiaries of the Company, including, without limitation, Comtech (China) Holding Limited, a British Virgin Islands company, Comtech (Hong Kong) Holding Limited, a British Virgin Islands company, Comtech Communication Technology (Shenzhen) Company Limited, a People's Republic of China company, Comtech Software, a Shenzhen company, Comtech International (Hong Kong) Limited, a Hong Kong company, Shenzhen Comtech International Limited, a People's Republic of China company and Shanghai Yishite Electronics Ltd., a People's Republic of China company.

      1.30 "Covered Persons" has the meaning set forth in Section 8.6.3.

      1.31 "Damages" has the meaning set forth in Section 12.2.1.

      1.32 "D&O Insurance" has the meaning set forth in Section 8.6.4.

      1.33 "Distributor" means any underwriter, dealer or other Person who participates, pursuant to a contractual arrangement, in the distribution of the securities offered or sold in reliance on Regulation S.

      1.34 "Environmental Laws" means any Law or other requirement relating to the environment, natural resources, or public or employee health and safety.

      1.35 "Environmental Permit" means all licenses, permits, authorizations, approvals, franchises and rights required under any applicable Environmental Law or Order.

      1.36 "Equity Security" means any stock or similar security, including, without limitation, securities containing equity features and securities containing profit participation features, or any security convertible into or exchangeable for, with or without consideration, any stock or similar security, or any security carrying any warrant, right or option to subscribe to or purchase any shares of capital stock, or any such warrant or right.

      1.37 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

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      1.38 "Escrow Agent" has the meaning set forth in Section 3.2.

      1.39 "Escrow Agreement" means the Escrow Agreement, dated the Closing Date, by and among the Acquiror, the Shareholders and the Escrow Agent, in substantially the form attached hereto as Exhibit F.

      1.40 "Escrow Amount" has the meaning set forth in Section 3.2.

      1.41 "Exchange Act" means the Securities Exchange Act of 1934 or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will then be in effect.

      1.42 "Exhibits" means the several exhibits referred to and identified in this Agreement.

      1.43 "GAAP" means, with respect to any Person, United States generally accepted accounting principles applied on a consistent basis with such Person's past practices.

      1.44 "Governmental Authority" means any federal or national, state or provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, commission, court, tribunal, official, arbitrator or arbitral body, in each case whether U.S. or non-U.S.

      1.45 "Indebtedness" means any obligation, contingent or otherwise. Any obligation secured by a Lien on, or payable out of the proceeds of, or production from, property of the relevant party will be deemed to be Indebtedness.

      1.46 "Indebtedness for Borrowed Money" means (a) all Indebtedness in respect of money borrowed; (b) all Indebtedness evidenced by a promissory note, bond or similar written obligation to pay money; or (c) all such Indebtedness guaranteed by the relevant party or for which the relevant party is otherwise contingently liable.

      1.47 "Indemnified Persons" has the meaning set forth in Section 8.6.2.

      1.48 "Intellectual Property" means all industrial and intellectual property, including, without limitation, all U.S. and non-U.S. patents, patent applications, patent rights, trademarks, trademark applications, common law trademarks, Internet domain names, trade names, service marks, service mark applications, common law service marks, and the goodwill associated therewith, copyrights, in both published and unpublished works, whether registered or unregistered, copyright applications, franchises, licenses, know-how, trade secrets, technical data, designs, customer lists, confidential and proprietary information, processes and formulae, all computer software programs or applications, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including manuals, memoranda, and records, whether such intellectual property has been created, applied for or obtained anywhere throughout the world.

      1.49 "Key Employee" means those persons who, in the opinion of the Company's management, are the most integral to the business operations of the Company.

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      1.50 "Laws" means, with respect to any Person, any U.S. or non-U.S.
federal, national, state, provincial, local, municipal, international, multinational or other law (including common law), constitution, statute, code, ordinance, rule, regulation or treaty applicable to such Person.

      1.51 "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by Law.

      1.52 "Material Acquiror Contract" means any and all agreements, contracts, arrangements, leases, commitments or otherwise, of the Acquiror Companies, whether or not required to be filed with the Commission, which individually have an amount or value in excess (euro)10,000.

      1.53 "Material Adverse Effect" means, when used with respect to the Acquiror Companies or the Acquired Companies, as the case may be, any change, effect or circumstance which, individually or in the aggregate, would reasonably be expected to (a) have a material adverse effect on the business, assets, financial condition or results of operations of the Acquiror Companies or the Acquired Companies, as the case may be, in each case taken as a whole or (b) materially impair the ability of the Acquiror or the Company, as the case may be, to perform their obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, (ii) changes in the United States securities markets generally, or (iii) changes in general economic, currency exchange rate, political or regulatory conditions in industries in which the Acquiror Companies or the Acquired Companies, as the case may be, operate.

      1.54 "Material Company Contract" means any and all agreements, contracts, arrangements, leases, commitments or otherwise, of the Acquired Companies, of the type and nature that would be required to be filed with the Commission if the Company was a reporting company.

      1.55 "Order" means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any Governmental Authority.

      1.56 "Organizational Documents" means (a) the articles or certificate of incorporation and the by-laws or code of regulations of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership;
(c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles or certificate of formation and operating agreement of a limited liability company; (e) any other document performing a similar function to the documents specified in clauses (a), (b),
(c) and (d) adopted or filed in connection with the creation, formation or organization of a Person; and (f) any and all amendments to any of the foregoing.

      1.57 "Outside Date" has the meaning set forth in Section 11.1.3.

      1.58 "Permitted Liens" means (a) Liens for Taxes not yet payable or in respect of which the validity thereof is being contested in good faith by appropriate proceedings and for the payment of which the relevant party has made adequate reserves; (b) Liens in respect of pledges or deposits under workmen's compensation laws or similar legislation, carriers, warehousemen, mechanics, laborers and materialmen and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings conducted and for the payment of which the relevant party has made adequate reserves; (c) statutory Liens incidental to the conduct of the business of the relevant party which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business; and (d) Liens that would not have a Material Adverse Effect.

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      1.59 "Person" means all natural persons, corporations, business trusts, associations, companies, partnerships, limited liability companies, joint ventures and other entities, governments, agencies and political subdivisions.

      1.60 "PRC" means the People's Republic of China.

      1.61 "PRC Acquired Company" means Comtech Communication Technology (Shenzhen) Company Limited, Comtech International (HK) Ltd., Comtech Software, Shenzhen Comtech International Limited and Shanghai Yishite Electronics Ltd.

      1.62 "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority.

      1.63 "Regulation S" means Regulation S under the Securities Act, as the same may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

      1.64 "Returned Shares" has the meaning set forth in Section 12.2.2.

      1.65 "Rule 144" means Rule 144 under the Securities Act, as the same may be amended from time to time, or any successor statute.

      1.66 "Schedule 14(f) Filing" has the meaning set forth in Section 5.4.

      1.67 "Schedules" means the several schedules referred to and identified herein, setting forth certain disclosures, exceptions and other information, data and documents referred to at various places throughout this Agreement.

      1.68 "SEC Documents" has the meaning set forth in Section 6.26.

      1.69 "Section 4(2)" means Section 4(2) under the Securities Act, as the same may be amended from time to time, or any successor statute.

      1.70 "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will be in effect at the time.

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      1.71 "Shares" means the 10,000,000 shares of Common Stock of the Company owned by the Shareholders and exchanged pursuant to this Agreement.

      1.72 "Stockholders Agreement" means the Stockholders Agreement, dated the Closing Date, by and among the Acquiror, the Acquiror Stockholders and the Shareholders, in substantially the form attached hereto as Exhibit G.

      1.73 "Subsidiary" means, with respect to any Person, any corporation, limited liability company, joint venture or partnership of which such Person (a) beneficially owns, either directly or indirectly, more than 50% of (i) the total combined voting power of all classes of voting securities of such entity, (ii) the total combined equity interests, or (iii) the capital or profit interests, in the case of a partnership; or (b) otherwise has the power to vote or to direct the voting of sufficient securities to elect a majority of the board of directors or similar governing body.

      1.74 "Survival Period" has the meaning set forth in Section 12.1.

      1.75 "Taxes" means all foreign, federal, state or local taxes, charges, fees, levies, imposts, duties and other assessments, as applicable, including, but not limited to, any income, alternative minimum or add-on, estimated, gross income, gross receipts, sales, use, transfer, transactions, intangibles, ad valorem, value-added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, premium, real property, recording, personal property, federal highway use, commercial rent, environmental (including, but not limited to, taxes under Section 59A of the Code) or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalties or additions to tax with respect to any of the foregoing; and "Tax" means any of the foregoing Taxes.

      1.76 "Tax Group" means any federal, state, local or foreign consolidated, affiliated, combined, unitary or other similar group of which the Acquiror is now or was formerly a member.

      1.77 "Tax Return" means any return, declaration, report, claim for refund or credit, information return, statement or other similar document filed with any Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

      1.78 "Transaction Documents" means, collectively, all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated hereby, including the Escrow Agreement, the Stockholders Agreement and the lock up letters to be executed by each of Mark Hauser, Mark Segall, Emanuel Arbib and Gianni Bulgari.

      1.79 "U.S." means the United States of America.

      1.80 "U.S. person" has the meaning set forth in Regulation S under the Securities Act and set forth on Exhibit C hereto.

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                                   SECTION II
                   EXCHANGE OF SHARES AND SHARE CONSIDERATION

      2.1 Share Exchange. Each of the Shareholders desires to transfer to, and the Acquiror desires to acquire from each Shareholder, that number of Shares set out beside the respective names of the Shareholders in Exhibit B for the consideration and on the terms set forth in this Agreement. Subject to Sections
3.2 and 10.15, the aggregate consideration for the Shares acquired by the Acquiror pursuant to this Agreement will be 42,000,000 shares of the Acquiror's Common Stock to be issued on a pro rata basis among the Shareholders based on the percentage of the Shares owned by such Shareholder as set forth in Exhibit A.

      2.2 Withholding. The Acquiror shall be entitled to deduct and withhold from the Acquiror Shares otherwise payable pursuant to this Agreement to any holder of Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, provincial or foreign Tax Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Shares in respect of which such deduction and withholding was made.

      2.3 Section 368 Reorganization. For U.S. federal income tax purposes, the exchange by the Shareholders of the Shares for the Acquiror's Common Stock is intended to constitute a "reorganization" within the meaning of Section 368(a)(1)(B) of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no party is making any representation or warranty as to the qualification of the exchange by the Shareholders of the Shares for the Acquiror's Common Stock as a reorganization under Section 368 of the Code or as to the effect, if any, that any transaction consummated prior to the Closing has or may have on any such reorganization status. The parties acknowledge and agree that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the transaction contemplated by this Agreement, and (ii) is responsible for paying its own Taxes including without limitation, any adverse Tax consequences that may result if the transaction contemplated by this Agreement is not determined to qualify as a reorganization under Section 368 of the Code.

      2.4 Directors of Acquiror at Closing. Simultaneously with the Closing of the transactions contemplated by this Agreement, the current directors of the Acquiror shall appoint Mr. Jingwei Kang and Ms. Amy Kong to fill the current vacancies on the Acquiror Board. Immediately thereafter, Mr. Howard Chase, Mr. Emanuel Arbib and Mr. Gianni Bulgari, shall resign as directors of the Acquiror and the remaining four directors of the Acquiror shall appoint Messrs. Bin Li, Zhou Li and Jason Kim to fill the resulting vacancies on the Acquiror Board. From and after the Closing Date, the Acquiror Stockholders and the Company shall have the right, pursuant to the terms of the Stockholders Agreement, to designate Acquiror Nominees and Company Nominees, respectively, to serve on the Acquiror Board.

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                                   SECTION III
                                     CLOSING

      3.1 Closing. The closing (the "Closing") of the share exchange will occur at the offices of Loeb & Loeb, LLP, in New York, New York, on June 23, 2004 (which date shall be thirty (30) days after the date hereof) or at such later date as all of the closing conditions set forth in Sections 9 and 10 have been satisfied or waived (the "Closing Date"). Subject to Section 3.2, at the Closing, each Shareholder will deliver to the Acquiror certificate(s) evidencing the number of Shares held by such Shareholder (as set forth in Exhibit A), along with executed stock powers transferring such Shares to the Acquiror, against delivery to each Shareholder by the Acquiror of a certificate evidencing such Shareholder's pro rata share of the Acquiror Shares (as set forth in Exhibit A).

      3.2 Escrow. Notwithstanding any provision of this Agreement to the contrary, in lieu of delivering to the Shareholders certificates for the full number of Acquiror Shares provided for in Section 3.1, the Acquiror shall deliver or cause to be delivered (A) to each Shareholder, a certificate registered in the name of such Shareholder evidencing such number of Closing Acquiror Shares as set forth in Exhibit A; and (B) to Loeb & Loeb LLP, as escrow agent (the "Escrow Agent") for deposit into escrow pursuant to the Escrow Agreement, a certificate registered in the name of the Escrow Agent for an aggregate of 16,651,731 Acquiror Shares (the "Escrow Amount"), which certificate will be held in the escrow account and disposed of by the Escrow Agent in accordance with the terms and provisions of the Escrow Agreement.

                                   SECTION IV
                 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

      4.1 Generally. Each Shareholder, severally and not jointly, hereby represents and warrants to the Acquiror:

            4.1.1 Authority. Such Shareholder has the right, power, authority and capacity to execute and deliver this Agreement and each of the Transaction Documents to which such Shareholder is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which such Shareholder is a party, and to perform such Shareholder's obligations under this Agreement and each of the Transaction Documents to which such Shareholder is a party. This Agreement has been, and each of the Transaction Documents to which such Shareholder is a party will be, duly and validly authorized and approved, executed and delivered by such Shareholder. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than such Shareholder, this Agreement is, and as of the Closing each of the Transaction Documents to which such Shareholder is a party will have been, duly authorized, executed and delivered by such Shareholder and constitute or will constitute the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

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            4.1.2 No Conflict. Neither the execution or delivery by such
Shareholder of this Agreement or any Transaction Document to which such Shareholder is a party, nor the consummation or performance by such Shareholder of the transactions contemplated hereby or thereby will, directly or indirectly,
(a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of such Shareholder (if such Shareholder is not a natural person); (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which such Shareholder is a party or by which the properties or assets of such Shareholder are bound; or (c) contravene, conflict with, or result in a violation of, any Law or Order to which such Shareholder, or any of the properties or assets of such Shareholder, may be subject.

            4.1.3 Ownership of Shares. Such Shareholder owns, of record and beneficially, and has good, valid and indefeasible title to and the right to transfer to the Acquiror pursuant to this Agreement, such Shareholder's Shares free and clear of any and all Liens. There are no options, rights, voting trusts, stockholder agreements or any other contracts or understandings to which such Shareholder is a party or by which such Shareholder or such Shareholder's Shares are bound with respect to the issuance, sale, transfer, voting or registration of such Shareholder's Shares. At the Closing, the Acquiror will acquire good, valid and marketable title to such Shareholder's Shares free and clear of any and all Liens.

            4.1.4 Litigation. There is no pending Proceeding against such Shareholder that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement and, to the knowledge of such Shareholder, no such Proceeding has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding.

            4.1.5 No Brokers or Finders. Except as disclosed in Schedule 4.1.5, no Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against such Shareholder for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and such Shareholder will indemnify and hold the Acquiror harmless against any liability or expense arising out of, or in connection with, any such claim.

      4.2 Investment Representations. Each Shareholder, severally and not jointly, hereby represents and warrants to the Acquiror:

            4.2.1 Acknowledgment. Each Shareholder understands and agrees that the Acquiror Shares have not been registered under the Securities Act or the securities laws of any state of the U.S. and that the issuance of the Acquiror Shares is being effected in reliance upon an exemption from registration afforded either under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering or Regulation S for offers and sales of securities outside the U.S.

            4.2.2 Status. By its execution of this Agreement, each Shareholder, severally and not jointly, represents and warrants to the Acquiror as indicated on its signature page to this Agreement, either that:

                  (a) it is an Accredited Investor; or

                  (b) it is not a U.S. person.

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                  Each Shareholder severally understands that the Acquiror
Shares are being offered and sold to such Shareholder in reliance upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Shareholder set forth in this Agreement, in order that the Acquiror may determine the applicability and availability of the exemptions from registration of the Acquiror Shares on which the Acquiror is relying.

            4.2.3 Additional Representations and Warranties of Accredited Investors. Each Shareholder indicating that it is an Accredited Investor on its signature page to this Agreement, severally and not jointly, further makes the representations and warranties to the Acquiror set forth on Exhibit D.

            4.2.4 Additional Representations and Warranties of Non-U.S. Persons. Each Shareholder indicating that it is not a U.S. person on its signature page to this Agreement, severally and not jointly, further makes the representations and warranties to the Acquiror set forth on Exhibit E.

            4.2.5 Stock Legends. Each Shareholder hereby agrees with the Acquiror as follows:

                  (a) Securities Act Legend - Accredited Investors. The certificates evidencing the Acquiror Shares issued to those Shareholders who are Accredited Investors, and each certificate issued in transfer thereof, will bear the following legend:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

                  (b) Securities Act Legend - Non-U.S. Persons. The certificates evidencing the Acquiror Shares issued to those Shareholders who are not U.S. persons, and each certificate issued in transfer thereof, will bear the following legend:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, AND BASED ON AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THE PROVISIONS OF REGULATION S HAVE BEEN SATISFIED (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR
      (3) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

                  (c) Other Legends. The certificates representing such Acquiror Shares, and each certificate issued in transfer thereof, will also bear any other legend required under any applicable Law, including, without limitation, any U.S. state corporate and state securities law, or contract.

                  (d) Opinion. No Shareholder will transfer any or all of the Acquiror Shares pursuant to Regulation S or absent an effective registration statement under the Securities Act and applicable state securities law covering the disposition of such Shareholder's Acquiror Shares, without first providing the Acquiror with an opinion of counsel (which counsel and opinion are reasonably satisfactory to the Acquiror) to the effect that such transfer will be made in compliance with Regulation S or will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable U.S. state securities laws.

                  (e) Consent. Each Shareholder understands and acknowledges that the Acquiror may refuse to transfer the Acquiror Shares, unless such Shareholder complies with this Section 4.2.5 and any other restrictions on transferability set forth in Exhibits D and E. Each Shareholder consents to the Acquiror making a notation on its records or giving instructions to any transfer agent of the Acquiror's Common Stock in order to implement the restrictions on transfer of the Acquiror Shares.

                                    SECTION V
                  REPRESENTATIONS AND WARRANTIES BY THE COMPANY

           The Company represents and warrants to the Acquiror as follows:

      5.1 Organization and Qualification. Each of the Acquired Companies is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and to own, hold and operate its properties and assets as now owned, held and operated by it, except where the failure to be so organized, existing and in good standing or to have such authority and power, governmental licenses, authorizations, consents or approvals would not have a Material Adverse Effect. Each of the Acquired Companies is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned, held or operated makes such qualification, licensing or domestication necessary, except where the failure to be so duly qualified, licensed or domesticated and in good standing would not have a Material Adverse Effect. Schedule 5.1 sets forth a true, complete and correct list of each Acquired Company's jurisdiction of organization and each other jurisdiction in which such Acquired Company presently conducts its business or owns, holds and operates its properties and assets.

      5.2 Subsidiaries. Except as set forth on Schedule 5.2, no Acquired Company owns, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise.

      5.3 Organizational Documents. True, correct and complete copies of the Organizational Documents of each Acquired Company have been delivered to the Acquiror prior to the execution of this Agreement, and no action has been taken to amend or repeal such Organizational Documents. No Acquired Company is in violation or breach of any of the provisions of its Organizational Documents, except for such violations or breaches as, would not have a Material Adverse Effect. The Organizational Documents of the PRC Acquired Companies are valid and subsisting and have been approved by all applicable Governmental Authorities, including, without limitation, the State Administration of Industry and Commerce Bureau of the PRC and the Ministry of Foreign Trade and Economic Corporation/Ministry of Commerce, or their respective delegated local authorities, which have jurisdiction over the registration of the PRC Acquired Companies and to the Company's knowledge, there are no circumstances which may lead to the Organizational Documents of the PRC Acquired Companies being revoked or terminated prior to the expiration of their respective terms.

      5.4 Authorization. The Company has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to enter into this Agreement and each of the Transaction Documents to which the Company is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which the Company is a party and to perform its obligations under this Agreement and each of the Transaction Documents to which the Company is a party. The execution, delivery and performance by the Company of this Agreement and each of the Transaction Documents to which the Company is a party and the recording of the transfer of the Shares have been duly authorized by all necessary corporate action and do not require from the Company Board or the Shareholders any consent or approval that has not been validly and lawfully obtained. The execution, delivery and performance by the Company of this Agreement and each of the Transaction Documents to which the Company is a party and the recording of the transfer of the Shares requires no authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority or other Person other than (a) such filings and mailings required by Section 14(f) of the Exchange Act, Rule 14f-1 promulgated thereunder and any other policy or requirement of the Commission imposed in connection therewith (including, without limitation, any requirement arising from any comments of the Commission occasioned by the filing of the Schedule 14(f) (the "Schedule 14(f) Filing") and (b) such other customary filings with the Commission for transactions of the type contemplated by this Agreement.

      5.5 No Violation. Neither the execution or delivery by the Company of this Agreement or any Transaction Document to which the Company is a party, nor the consummation or performance by the Company of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of any Acquired Company; (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the imposition or creation of any Lien under, any agreement or instrument to which any Acquired Company is a party or by which the properties or assets of any Acquired Company are bound; (c) contravene, conflict with, or result in a violation of, any Law or Order to which any Acquired Company, or any of the properties or assets owned or used by any Acquired Company, may be subject; or
(d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by any Acquired Company or that otherwise relate to the business of, or any of the properties or assets owned or used by, any Acquired Company, except, in the case of clause
(b), (c) or (d), for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect.

      5.6 Binding Obligations. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than the Company, this Agreement has been, and as of the Closing each of the Transaction Documents to which the Company is a party will be, duly authorized, executed and delivered by the Company and constitutes or will constitute, as the case may be, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

      5.7 Capitalization and Related Matters.

            5.7.1 Capitalization. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, of which 10,000,000 shares, constituting the Shares, are issued and are outstanding. There are no outstanding or authorized options, warrants, purchase agreements, participation agreements, subscription rights, conversion rights, exchange rights or other securities or contracts that could require the Company to issue, sell or otherwise cause to become outstanding any of its authorized but unissued shares of capital stock or any Equity Security or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of capital stock. There are no outstanding stockholders' agreements, voting trusts or arrangements, registration rights agreements, rights of first refusal or other contracts pertaining to the capital stock of the Company. The Shares are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights of any Person or in violation of any Law.

            5.7.2 No Redemption Requirements. Except as set forth in Schedule 5.7.2, there are no outstanding contractual obligations (contingent or otherwise) of the Company to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, the Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

            5.7.3 Subsidiaries. The capitalization of each Company Subsidiary is as set forth on Schedule 5.7.3. The issued and outstanding shares of capital stock of each Company Subsidiary set forth on such schedule have been duly authorized and are validly issued and outstanding, fully paid and non-assessable, and constitute all of the issued and outstanding capital stock of such Company Subsidiary. Except as set forth on Schedule 5.7.3, all registered capital and other capital contributions regarding the PRC Acquired Companies have been duly paid up in accordance with the relevant PRC regulations and requirements and all necessary capital verification reports have been duly issued and not revoked or withdrawn. The owners of the shares of each of the Company Subsidiaries set forth on Schedule 5.7.3 own, and have good, valid and marketable title to, all shares of capital stock of such Company Subsidiaries. There are no outstanding or authorized options, warrants, purchase agreements, participation agreements, subscription rights, conversion rights, exchange rights or other securities or contracts that could require any of the Company Subsidiaries to issue, sell or otherwise cause to become outstanding any of its respective authorized but unissued shares of capital stock or Equity Security, or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of capital stock. There are no outstanding stockholders' agreements, voting trusts or arrangements, registration rights agreements, rights of first refusal or other contracts pertaining to the capital stock of any of the Company Subsidiaries. None of the outstanding shares of capital stock of any of the Company Subsidiaries has been issued in violation of any rights of any Person or in violation of any Law.

      5.8 Financial Statements. Attached as Schedule 5.8 are the Company's audited consolidated financial statements for the periods ended December 31, 2001, 2002 and 2003, including, in each case, the notes thereto (the "Company Audited Financial Statements"). The Company Audited Financial Statements (a) are in accordance with the books and records of the Acquired Companies; (b) present fairly the financial condition and the results of operations, changes in stockholder's equity and cash flow of the Acquired Companies for the periods therein specified; and (c) have been prepared in accordance with GAAP applied on a consistent basis during the periods concerned. Specifically, but not by way of limitation, the Company audited balance sheets included in the Company Audited Financial Statements disclose all of the debts, liabilities and obligations of any nature (whether absolute, accrued, contingent or otherwise and whether due or to become due) of the Acquired Companies for the periods therein specified which must be disclosed on a balance sheet in accordance with GAAP.

      5.9 Shareholders. Exhibit A contains a true and complete list of the names and addresses of the record and beneficial holders of the Shares. Except as expressly provided in this Agreement, no Shareholder or Holder of any other security of the Company or any other Person is entitled to any preemptive right, right of first refusal or similar right as a result of the exchange of the Shares or otherwise. There is no voting trust, agreement or arrangement among any of the Shareholders affecting the exercise of the voting rights of any such Shares.

      5.10 Compliance with Laws. Except as would not have a Material Adverse Effect, the business and operations of each Acquired Company have been and are being conducted in accordance with all applicable Laws and Orders. Except as would not have a Material Adverse Effect, no Acquired Company has received notice of any violation (or any Proceeding involving an allegation of any violation) of any applicable Law or Order by or affecting such Acquired Company and, to the knowledge of the Company, no Proceeding involving an allegation of violation of any applicable Law or Order is threatened or contemplated. Except as would not have a Material Adverse Effect, no Acquired Company is subject to any obligation or restriction of any kind or character, nor is there, to the knowledge of the Company, any event or circumstance relating to any Acquired Company that materially and adversely affects in any way its business, properties, assets or prospects or that prohibits the Company from entering into this Agreement or would prevent or make burdensome its performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby.

      5.11 Certain Proceedings. There is no pending Proceeding that has been commenced against the Company and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement. To the knowledge of the Company, no such Proceeding has been threatened.

      5.12 No Brokers or Finders. Except as disclosed in Schedule 5.12, no Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against any Acquired Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and the Company will indemnify and hold the Acquiror harmless against any liability or expense arising out of, or in connection with, any such claim.

      5.13 Employees.

            5.13.1 Except as would not have a Material Adverse Effect, each Acquired Company is in full compliance with all Laws regarding employment, wages, hours, benefits, the payment of Taxes, occupational safety and health. No Acquired Company is liable for the payment of any compensation, damages, Taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Laws.

            5.13.2 No director, officer or employee of any Acquired Company is a party to, or is otherwise bound by, any contract (including any confidentiality, noncompetition or proprietary rights agreement) with any other Person that in any way adversely affects or will materially affect (a) the performance of his or her duties as a director, officer or employee of such Acquired Company or (b) the ability of such Acquired Company to conduct its business.

            5.13.3 Schedule 5.13.3-1 sets forth a true, correct and complete list of each Key Employee of the Acquired Companies. Each such Key Employee has executed and delivered to such Acquired Company a confidentiality and non-competition agreement Each employee and consultant of each Acquired Company has executed and delivered to such Acquired Company a service contract. No current employee, officer or consultant of any Acquired Company has excluded works or inventions made prior to his or her employment with such Acquired Company from his or her service contract. The Company has delivered to the Acquiror the form of each of the confidentiality and non-competition agreement and the service contract. To the knowledge of the Company, no employee, officer or consultant is in violation of his or her non-competition agreement or service contract, as the case may be, and the Company will, and will cause each Acquired Subsidiary to, use its best efforts to prevent any such violation.

      5.14 Litigation; Orders. Except as would not have a Material Adverse Effect, there is no Proceeding (whether federal, state, local or foreign) pending or, to the knowledge of the Company, threatened against or affecting any Acquired Company or any Acquired Company's properties, assets, business or employees. To the knowledge of the Company, there is no fact that might result in or form the basis for any such Proceeding. No Acquired Company is subject to any Orders.

      5.15 Licenses. Except as would not have a Material Adverse Effect, each Acquired Company possesses from the appropriate Governmental Authority all licenses, permits, authorizations, approvals, franchises and rights that are necessary for such Acquired Company to engage in its business as currently conducted and to permit such Acquired Company to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets (collectively, "Company Permits"). No Acquired Company has received notice from any Governmental Authority or other Person that there is lacking any license, permit, authorization, approval, franchise or right necessary for such Acquired Company to engage in its business as currently conducted and to permit such Acquired Company to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets. Except as would not have a Material Adverse Effect, the Company Permits are valid and in full force and effect. Except as would not have a Material Adverse Effect, no event has occurred or, circumstance exists that may (with or without notice or lapse of time): (a) constitute or result, directly or indirectly, in a violation of or a failure to comply with any Company Permit; or (b) result, directly or indirectly, in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Company Permit. No Acquired Company has received notice from any Governmental Authority or any other Person regarding: (a) any actual, alleged, possible or potential contravention of any Company Permit; or (b) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to, any Company Permit. All applications required to have been filed for the renewal of such Company Permits have been duly filed on a timely basis with the appropriate Persons, and all other filings required to have been made with respect to such Company Permits have been duly made on a timely basis with the appropriate Persons. All Company Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine fees or similar charges, all of which, to the extent due, have been duly paid. In particular,

            1. All land premiums, levies, charges, duties, taxes and imposts payable by the PRC Acquired Companies in respect of the PRC Permits have been duly paid and no amount is due or payable by any of PRC Acquired Companies in respect of the PRC Permits;

            2. All the necessary licenses, permits, consents and approvals for the user of the PRC Permits as they are being used by the PRC Enterprises have been duly obtained and are in full force, validity and effect; and

            3. The PRC Permits are used by the PRC Enterprises for legal purposes and the PRC Enterprises has not violated any law of the PRC relating to such PRC Permits.

      5.16 Interested Party Transactions. Except as disclosed in Schedule 5.16, no officer, director, or beneficial holder of 5% or more of the stock of any Acquired Company or any Affiliate or "associate" (as such term is defined in Rule 405 of the Commission under the Securities Act) of any such Person has or has had, either directly or indirectly, (1) an interest in any Person which (a) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by any Acquired Company, or (b) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish any Acquired Company any goods or services; or (2) a beneficial interest in any contract or agreement to which any Acquired Company is a party or by which it may be bound or affected.

      5.17 Title to and Condition of Properties. Except as would not have a Material Adverse Effect, each Acquired Company owns (with good and marketable title in the case of real property) or holds under valid leases or other rights to use all real property, plants, machinery, equipment and other personal property necessary for the conduct of its business as presently conducted, free and clear of all Liens, except Permitted Liens. The material buildings, plants, machinery and equipment necessary for the conduct of the business of each Acquired Company as presently conducted are structurally sound, are in good operating condition and repair and are adequate for the uses to which they are being put, and none of such buildings, plants, machinery or equipment is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost. The buildings, plants, machinery, equipment and other personal property of the Acquired Companies are sufficient for the continued conduct of the Acquired Companies' businesses after the Closing in substantially the same manner as conducted prior to the Closing.

      5.18 Board Recommendation; Shareholder Approval. The Company Board, at a meeting duly called and held, has by unanimous vote of those directors present (who constituted 100% of the directors then in office), determined that this Agreement and the transactions contemplated by this Agreement, are advisable and in the best interests of the Company's Shareholders. The Shareholders, by unanimous written consent, have approved this Agreement and the transactions contemplated by this Agreement.

      5.19 Absence of Undisclosed Liabilities. Except as set forth on Schedule 5.19, no Acquired Company has any debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to such Acquired Company) arising out of any transaction entered into at or prior to the Closing, or any act or omission at or prior to the Closing, except (a) to the extent set forth on or reserved against on the Company Balance Sheet; or (b) current liabilities incurred and obligations under agreements entered into, in the usual and ordinary course of business since December 31, 2003, none of which would have a Material Adverse Effect.

      5.20 Changes. Except as set forth on Schedule 5.20, no Acquired Company has, since December 31, 2003:

            5.20.1 Ordinary Course of Business. Conducted its business or entered into any transaction other than in the usual and ordinary course of business, except for this Agreement.

            5.20.2 Adverse Changes. Suffered or experienced any change in, or affecting, its condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects other than changes, events or conditions in the usual and ordinary course of its business, none of which would have a Material Adverse Effect;

            5.20.3 Loans. Made any loans or advances to any Person other than travel advances and reimbursement of expenses made to employees, officers and directors in the ordinary course of business;

            5.20.4 Liens. Created or permitted to exist any Lien on any material property or asset of the Acquired Companies, other than Permitted Liens;

            5.20.5 Capital Stock. Issued, sold, disposed of or encumbered, or authorized the issuance, sale, disposition or encumbrance of, or granted or issued any option to acquire any shares of its capital stock or any other of its securities or any Equity Security, or altered the term of any of its outstanding securities or made any change in its outstanding shares of capital stock or its capitalization, whether by reason of reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise;

            5.20.6 Dividends. Declared, set aside, made or paid any dividend or other distribution to any of its stockholders;

            5.20.7 Employees. Materially increased the compensation or other remuneration or benefits payable or to become payable to any of its directors, executive officers or employees, except for increases in the ordinary course of business, or entered into any employment, severance or similar contracts with any of the foregoing;

            5.20.8 Company Benefit Plans. Adopted, amended or increased the payments to or benefits under any Company Benefit Plan;

            5.20.9 Material Company Contracts. Terminated or modified any Material Company Contract;

            5.20.10 Claims. Released, waived or cancelled any claims or rights relating to or affecting such Acquired Company in excess of $100,000 in the aggregate or instituted or settled any Proceeding involving in excess of $100,000 in the aggregate;

            5.20.11 Discharged Liabilities. Paid, discharged or satisfied any claim, obligation or liability in excess of $100,000 in the aggregate, except for liabilities incurred prior to the date of this Agreement in the ordinary course of business;

            5.20.12 Indebtedness. Created, incurred, assumed or otherwise become liable for any Indebtedness in excess of $100,000 in the aggregate;

            5.20.13 Guarantees. Guaranteed or endorsed in a material amount any obligation or net worth of any Person;

            5.20.14 Acquisitions. Acquired the capital stock or other securities or any ownership interest in, or substantially all of the assets of, any other Person;

            5.20.15 Accounting. Changed its method of accounting or the accounting principles or practices utilized in the preparation of its financial statements, other than as required by GAAP;

            5.20.16 Intellectual Property. Granted any license, sublicense or other rights of use with respect to any Intellectual Property of the Acquired Companies.

            5.20.17 Agreements. Except as set forth on Schedule 5.20.17, entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

      5.21 Material Company Contracts.

            5.21.1 The Company has made available to the Acquiror, prior to the date of this Agreement, true, correct and complete copies of each written Material Company Contract, including each amendment, supplement and modification relating thereto. Each Material Company Contract is a valid and binding agreement of the Acquired Company that is party thereto, and is in full force and effect.

            5.21.2 Except as would not have a Material Adverse Effect, no Acquired Company is in breach or default of any Material Company Contract to which it is a party and, to the knowledge of the Company, no other party to any Material Company Contract is in breach or default thereof. Except as would not have a Material Adverse Effect, no event has occurred or circumstance exists that (with or without notice or lapse of time), would (a) contravene, conflict with or result in a violation or breach of, or become a default or event of default under, any provision of any Material Company Contract or (b) permit any Acquired Company or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Material Company Contract. No Acquired Company has received notice of the pending or threatened cancellation, revocation or termination of any Material Company Contract to which it is a party. There are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate any material terms of any Material Company Contract.

      5.22 Tax Matters.

            5.22.1 Except as set forth on Schedule 5.22.1, (a) all material Tax Returns required to be filed by or on behalf of the Acquired Companies have been timely filed and all such Tax Returns were (at the time they were filed) and are true, correct and complete in all material respects; (b) all material Taxes of each Acquired Company (whether or not reflected on any Tax Return) have been fully and timely paid, except those Taxes which are presently being contested in good faith or for which an adequate reserve for the payment of such Taxes has been established on the Company Balance Sheet; (c) no waivers of statutes of limitation have been given or requested with respect to any Acquired Company in connection with any Tax Returns covering such Acquired Company or with respect to any Taxes payable by it; (d) no Governmental Authority in a jurisdiction where an Acquired Company does not file Tax Returns has made a claim, assertion or threat to such Acquired Company that such Acquired Company is or may be subject to taxation by such jurisdiction; (e) each Acquired Company has duly and timely collected or withheld, and paid over and reported to the appropriate Governmental Authority all amounts required to be so collected or withheld and paid over for all periods under all applicable Laws; (f) there are no Liens with respect to Taxes on any Acquired Company's property or assets other than Permitted Liens; (g) there are no Tax rulings, requests for rulings, or closing agreements relating to any Acquired Company for any period (or portion of a period) that would affect any period after the date hereof; and (h) any adjustment of Taxes of an Acquired Company made by a Governmental Authority in any examination that such Acquired Company is required to report to the appropriate state, local or foreign taxing authorities has been reported, and any additional Taxes due with respect thereto have been paid.

            5.22.2 Except as set forth on Schedule 5.22.2, each Acquired Company is treated as a corporation for U.S. federal income tax purposes, and no Acquired Company has made an election under Treasury Regulation Section 301.7701-3 to be treated as a disregarded entity.

            5.22.3 No Acquired Company is, or has ever been, a controlled foreign corporation, as that term is defined in Section 957 of the Code and the Treasury Regulations promulgated thereunder.

            5.22.4 There is no pending Proceeding with respect to any Taxes of the Acquired Companies, nor, to the knowledge of the Company, is any such Proceeding threatened. The Company has made available to the Acquiror, prior to the date of this Agreement, true, correct and complete copies of all Tax Returns, examination reports and statements of deficiencies assessed or asserted against or agreed to by the Acquired Companies since their inception and any and all correspondence with respect to the foregoing.

            5.22.5 The Company is not a party to any Tax allocation or sharing agreement.

            5.23 Material Assets. The Company Audited Financial Statements reflect, the material properties and assets (real and personal) owned or leased by each Acquired Company and necessary for the conduct of its business as presently conducted, and include all of the operating assets of the Acquired Companies. The Acquired Companies have, and will continue to have upon consummation of the transaction contemplated by this Agreement, good and marketable title to, or a valid leasehold interest in, such properties and assets, free and clear of all Liens, other than Permitted Liens. Such properties and assets are sufficient for the continued conduct of the Acquired Companies' businesses after the Closing in substantially the same manner as conducted prior to the Closing. No Person other than the Acquiror has any contract, right or option to purchase or acquire any of such properties or assets from the Acquired Companies. No Affiliate of any Acquired Company or the Shareholders owns or otherwise has any interest in or right to use any properties or assets used or held for use in, or otherwise arising from or relating to, the business of the Acquired Companies.

            5.24 Insurance Coverage. The Company has made available to the Acquiror, prior to the date of this Agreement, true, correct and complete copies of all insurance policies maintained by each Acquired Company on its properties and assets. Except as would not have a Material Adverse Effect, all of such policies (a) taken together, provide adequate insurance coverage for the properties, assets and operations of each Acquired Company for all risks normally insured against by a Person carrying on the same business as such Acquired Company, and (b) are sufficient for compliance with all applicable Laws and Material Company Contracts. Except as would not have a Material Adverse Effect, all of such policies are valid, outstanding and in full force and effect and, by their express terms, will continue in full force and effect following the consummation of the transactions contemplated by this Agreement. There are no pending claims with respect to any Acquired Company or its properties or assets under any such insurance policies, and there are no claims as to which the insurers have notified any Acquired Company that they intend to deny liability. There is no existing default under any such insurance policy.

            5.25 Intellectual Property. Each Acquired Company owns, licenses or otherwise has the legal right to use all Intellectual Property for its business as currently conducted. Schedule 5.25 sets forth a true, correct and complete list of all Intellectual Property of the Acquired Companies. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is any Acquired Company bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other Person other than licenses or agreements arising from the purchase of "off the shelf" or standard products. Except as would not have a Material Adverse Effect, each Acquired Company's Intellectual Property is in compliance will all applicable legal requirements. No Intellectual Property of any Acquired Company has been or is now involved in any dispute, opposition, invalidation or cancellation proceeding, and no such action has been threatened. No Intellectual Property, wherever situated or registered, of any Acquired Company, to the knowledge of the Company is infringed, or has been challenged or, to the knowledge of the Company, threatened in any way, and no Intellectual Property of any Acquired Company interferes with or is alleged to infringe or interfere with the Intellectual Property of any other Person. Except as would not have a Material Adverse Effect, no Acquired Company has taken any action that would result in the voiding or invalidation of any of its Intellectual Property. No Acquired Company is aware that any of its employees, officers or consultants is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any Order, that would interfere with their duties to the Acquired Companies or that would conflict with the business of the Acquired Companies as currently conducted. To the knowledge of the Company, it is not necessary for any Acquired Company to utilize in its business any inventions, trade secrets or proprietary information of any of its officers, employees, consultants or persons it currently intends to hire made prior to their employment with any such Acquired Company, except for inventions, trade secrets or proprietary information that have been assigned to such Acquired Company.

      5.26 Employee Benefits.

            5.26.1 The Company has made available to the Acquiror, prior to the date of this Agreement, copies of each written Company Benefit Plan and any related agreements and other contracts.

            5.26.2 Except as would not have a Material Adverse Effect, all Company Benefit Plans have been established, maintained and operated in accordance with their terms and the requirements of applicable Law, have been maintained in good standing with applicable Government Authorities, and may by their terms be amended and/or terminated at any time to the greatest extent permitted by applicable Law. All PRC Acquired Companies have obtained social security registration in respect of its employees and have punctually paid all social security payments and made all social security filings as required by relevant laws and regulations of the People's Republic of China. No event has occurred and, to the knowledge of the Company, there does not now exist any condition or set of circumstances, that could subject any Acquired Company to any liability arising under any applicable Law, or under any indemnity agreement to which any Acquired Company is a party, excluding liability for benefit claims and funding obligations payable in the ordinary course.

            5.26.3 There are no outstanding nor unpaid severance or employee-related obligations or amounts due to employees or former employees of any Acquired Company.

            5.26.4 Neither the consummation of the transactions contemplated hereby alone, nor in combination with another event, with respect to each director, officer, employee and consultant of the Acquired Companies, will not result in (a) any payment (including, without limitation, severance, unemployment compensation or bonus payments) becoming due from any Acquired Company or under any Company Benefit Plan, (b) any increase in the amount of compensation or benefits payable to any such individual or (c) any acceleration of the vesting or timing of payment of benefits or compensation payable to any such individual. No Company Benefit Plan provides benefits or payments contingent upon, triggered by, or increased as a result of a change in the ownership or effective control of the Company.

      5.27 Environmental and Safety Matters.

            5.27.1 Each Acquired Company has at all times been and is in material compliance with all Environmental Laws applicable to such Acquired Company. Each PRC Acquired Company has obtained the necessary environmental protection approval from the requisite PRC Governmental Authority in respect of any of such PRC Acquired Company's operations and activities, except where the failure to obtain such approvals would not have a Material Adverse Effect.

            5.27.2 There are no Proceedings pending, or to the knowledge of the Company, threatened against any Acquired Company alleging the violation of any Environmental Law or Environmental Permit applicable to such Acquired Company, or alleging that such Acquired Company is a potentially responsible party for any environmental site contamination.

            5.27.3 Neither this Agreement nor the consummation of the transactions contemplated by this Agreement shall impose any obligations to notify or obtain the consent of any Governmental Authority or third Persons under any Environmental Laws applicable to any Acquired Company.

      5.28 Product Liability and Recalls.

            5.28.1 Except as would not have a Material Adverse Effect, there are no losses, damages, expenses or liabilities (whether absolute, accrued, contingent or otherwise) against any Acquired Company asserted and arising out of or based upon incidents occurring on or prior to the date hereof with respect to: (a) any product liability or any similar claim that relates to any of the products designed, developed, manufactured, produced, distributed, supplied or sold by such Acquired Company to others; (b) the delivery of faulty services; or
(c) any claim for the breach of any express or limited product warranty, or any similar claim that relates to any product designed, developed, manufactured, produced, distributed, supplied or sold, or any service delivered, by such Acquired Company, and the Company has no knowledge of any product or service defects which could give rise to any such losses, claims, damages, expenses or liabilities.

            5.28.2 To the knowledge of the Company, there exists no basis for the recall, withdrawal or suspension by order of any Governmental Authority of any product designed, developed, manufactured, produced, distributed, supplied or sold by any Acquired Company. To the knowledge of the Company, there are no defects in the designs, specifications, or process with respect to any product designed, manufactured, sold, supplied or distributed by any Acquired Company that will give rise to any liability. There has been no recall, withdrawal, or suspension from the market of any product designed, manufactured, sold, supplied or distributed by any Acquired Company.

      5.29 Receivables and Payables. All accounts and notes receivable of each Acquired Company as of the date hereof have arisen in the ordinary course of business, represent valid obligations to such Acquired Company arising from bona fide transactions in the ordinary course of business and, except as set forth on
Schedule 5.29, are not subject to claims or set-off or other defenses or counterclaims. All accounts and notes payable by each Acquired Company as of the date hereof arose in bona fide transactions in the ordinary course of business. All items which are required by GAAP to be reflected as receivables and payables in the Company Audited Financial Statements and on the books and records of each Acquired Company are so reflected and have been recorded in accordance with GAAP in a manner consistent with past practice.

      5.30 Foreign Corrupt Practices Act. No Acquired Company, nor any director, officer, agent, employee or other Person associated with or acting on behalf of any Acquired Company, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any Governmental Authority from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 in connection with the operations of any Acquired Company; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment in connection with the operations of any Acquired Company. To the Company's knowledge, no PRC Acquired Company, nor any director or officer of such PRC Acquired Company has committed any acts or omissions which would constitute a breach of relevant PRC criminal laws, including but not limited to corruption laws.

      5.31 Money Laundering Laws. The operations of the Acquired Companies are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes in all applicable U.S. and non-U.S. jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the "Money Laundering Laws") and no Proceeding involving any Acquired Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

      5.32 Customers and Suppliers. Set forth on Schedule 5.32 is a true, correct and complete list, for each of the three (3) years prior to the date hereof, of the Company's (i) top 5 customers, based on the percentage of the Company's revenue generated by such customer during such period and the amount of the Company's revenue generated from each such customer in each such year,
(ii) top 5 suppliers, based upon the value of goods purchased by the Company during such period, and the value of the goods purchased by the Company from each such supplier in each such year, and (iii) top 5 sales people, based upon the revenue generated by the Company during such period and the amount of revenue generated by such sales people in each such year. To the knowledge of the Company, all supplies and services necessary for the conduct of each Acquired Company's business as presently conducted may be obtained from readily available alternate sources on terms and conditions comparable to those presently available to such Acquired Company. There exists no actual or, to the knowledge of the Company, threatened, termination, cancellation or material limitation of, or any material change in, the business relationship of any Acquired Company with any such customer or suppliers. To the knowledge of the Company, no customer or supplier of any Acquired Company has experienced any material work stoppage or other material adverse circumstance or condition that is reasonably likely to jeopardize or adversely affect the applicable Acquired Company's future relationship with such customer or supplier. There are no pending material disputes or controversies between any customer or supplier of any Acquired Company and such Acquired Company. No customer of any Acquired Company has any right to any credit or refund for products sold or services rendered or to be rendered by the Company pursuant to any contract or practice of the applicable Acquired Company other than pursuant to the normal course return policy of such Acquired Company.

      5.33 Governmental Inquiry. The Company, nor any Acquired Company has received any material written inspection report, questionnaire, inquiry, demand or request for information from a Governmental Authority.

                                   SECTION VI
                 REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR

      The Acquiror represents and warrants to the Shareholders and the Company as follows:

      6.1 Organization and Qualification. Except as set forth on Schedule 6.1, each of the Acquiror Companies is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and to own, hold and operate its properties and assets as now owned, held and operated by it, except where the failure to be so organized, existing and in good standing, or to have such authority and power, governmental licenses, authorizations, consents or approvals would not have a Material Adverse Effect. Each of the Acquiror Companies is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned, held or operated makes such qualification, licensing or domestication necessary, except where the failure to be so duly qualified, licensed or domesticated and in good standing would not have a Material Adverse Effect. Schedule 6.1 sets forth a true, correct and complete list of each Acquiror Company's jurisdiction of organization and each other jurisdiction in which such Acquiror Company presently conducts its business or owns, holds and operates its properties and assets.

      6.2 Subsidiaries. Except as set forth on Schedule 6.2, no Acquiror Company owns, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise.

      6.3 Organizational Documents. True, correct and complete copies of the Organizational Documents of each Acquiror Company have been delivered to the Company prior to the execution of this Agreement, and no action has been taken to amend or repeal such Organizational Documents. No Acquiror Company is in violation or breach of any of the provisions of its Organizational Documents, except for such violations or breaches as would not have a Material Adverse Effect.

      6.4 Authorization. The Acquiror has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to enter into this Agreement and each of the Transaction Documents to which the Acquiror is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which the Acquiror is a party and to perform its obligations under this Agreement and each of the Transaction Documents to which the Acquiror is a party. The execution, delivery and performance by the Acquiror of this Agreement and each of the Transaction Documents to which the Acquiror is a party have been duly authorized by all necessary corporate action and do not require from the Acquiror Board or the stockholders of the Acquiror any consent or approval that has not been validly and lawfully obtained. The execution, delivery and performance by the Acquiror of this Agreement and each of the Transaction Documents to which the Acquiror is a party requires no authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority or other Person other than (a) the filing of the Articles of Share Exchange with the Secretary of State of the State of Maryland, (b) the Schedule 14(f) Filing, (c) the filing of a Form D with the Commission, and any applicable state securities law filings, if required, and (d) such other customary filings with the Commission for transactions of the type contemplated by this Agreement.

      6.5 No Violation. Neither the execution or delivery by the Acquiror of this Agreement or any Transaction Document to which the Acquiror is a party, nor the consummation or performance by the Acquiror of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of any Acquiror Company; (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the imposition or creation of any Lien under, any agreement or instrument to which any Acquiror Company is a party or by which the properties or assets of any Acquiror Company are bound; (c) contravene, conflict with, or result in a violation of, any Law or Order to which any Acquiror Company, or any of the properties or assets owned or used by any Acquiror Company, may be subject; or
(d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by any Acquiror Company or that otherwise relate to the business of, or any of the properties or assets owned or used by, any Acquiror Company, except, in the case of clause
(b), (c), or (d), for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect.

      6.6 Binding Obligations. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than the Acquiror, this Agreement has been, and as of the Closing each of the Transaction Documents to which the Acquiror is a party will be, duly authorized, executed and delivered by the Acquiror and constitutes or will constitute, as the case may be, the legal, valid and binding obligations of the Acquiror, enforceable against the Acquiror in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

      6.7 Securities Laws. Assuming the accuracy of the representations and warranties of the Shareholders contained in Section 4 and Exhibits D and E, the issuance of the Acquiror Shares pursuant to this Agreement are and will be (a) exempt from the registration and prospectus delivery requirements of the Securities Act, (b) have been registered or qualified (or are exempt from registration and qualification) under the registration permit or qualification requirements of all applicable state securities laws, and (c) accomplished in conformity with all other applicable federal and state securities laws.

      6.8 Capitalization and Related Matters.

            6.8.1 Capitalization. The authorized capital stock of the Acquiror consists of 50,000,000 shares of the Acquiror's Common Stock, of which (a) 4,064,900 shares are issued and outstanding, subject to any adjustments pursuant to Section 10.15, and (b) 1,930,000 shares are reserved for issuance upon the exercise of outstanding options and warrants to purchase the Acquiror's Common Stock, which do not include warrants to purchase up to 150,000 shares of Acquiror Common Stock to be issued to Kidron Corporate Advisors LLC in connection with the consummation of the transactions contemplated by this Agreement. All issued and outstanding shares of the Acquiror's Common Stock are duly authorized, validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive or similar rights. On the Closing Date, the Acquiror will have sufficient authorized and unissued Acquiror's Common Stock to consummate the transactions contemplated hereby, without giving effect to the issuance of the Additional Shares, if any. Except as disclosed in
Schedule 6.8.1 or the SEC Documents, there are no outstanding or authorized options, warrants, purchase agreements, participation agreements, subscription rights, conversion rights, exchange rights or other securities or contracts that could require the Acquiror to issue, sell or otherwise cause to become outstanding any of its authorized but unissued shares of capital stock or any securities convertible into, exchangeable for or carrying a right or option to purchase shares of capital stock or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of capital stock. There are no outstanding stockholders' agreements, voting trusts or arrangements, registration rights agreements, rights of first refusal or other contracts pertaining to the capital stock of the Acquiror, with the exception of a certain voting trust agreement (the "Voting Trust Agreement"), which the Acquiror was unable to locate and deliver to the Company. The Acquiror hereby represents and warrants that, pursuant to the terms and conditions of the Voting Trust Agreement, the Voting Agreement shall terminate immediately upon the consummation of the transactions contemplated by this Agreement. The issuance of all of the shares of Acquiror's Common Stock described in this Section 6.8.1 have been in compliance with U.S. federal and state securities laws.

            6.8.2 No Redemption Requirements. Except as set forth in Schedule
6.8.2 or in the SEC Documents, there are no outstanding contractual obligations (contingent or otherwise) of the Acquiror to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, the Acquiror or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

            6.8.3 Duly Authorized. The issuance of the Acquiror Shares has been duly authorized and, upon delivery to the Shareholders of certificates therefor in accordance with the terms of this Agreement, the Acquiror Shares will have been validly issued and fully paid, and will be nonassessable, have the rights, preferences and privileges specified, will be free of preemptive rights and will be free and clear of all Liens and restrictions, other than Liens created by the Shareholders and restrictions on transfer imposed by this Agreement , the Stockholders Agreement, state securities laws and the Securities Act.

            6.8.4 Subsidiaries. The capitalization of each Acquiror Subsidiary is as set forth on Schedule 6.8.4. The issued and outstanding shares of capital stock of each Acquiror Subsidiary set forth on such schedule have been duly authorized and are validly issued and outstanding, fully paid and non-assessable, and constitute all of the issued and outstanding capital stock of such Acquiror Subsidiary. The owners of the shares of each of the Acquiror Subsidiaries set forth on Schedule 6.8.4 own, and have good, valid and marketable title to, all shares of capital stock of such Subsidiaries. There are no outstanding or authorized options, warrants, purchase agreements, participation agreements, subscription rights, conversion rights, exchange rights or other securities or contracts that could require any of the Acquiror Subsidiaries to issue, sell or otherwise cause to become outstanding any of its respective authorized but unissued shares of capital stock or any securities convertible into, exchangeable for or carrying a right or option to purchase shares of capital stock or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of capital stock. There are no outstanding stockholders' agreements, voting trusts or arrangements, registration rights agreements, rights of first refusal or other contracts pertaining to the capital stock of any of the Acquiror Subsidiaries. None of the outstanding shares of capital stock of any of the Acquiror Subsidiaries has been issued in violation of any rights of any Person or in violation of any Law.

      6.9 Compliance with Laws. Except as would not have a Material Adverse Effect, the business and operations of each Acquiror Company have been and are being conducted in accordance with all applicable Laws and Orders. Except as would not have a Material Adverse Effect, no Acquiror Company has received notice of any violation (or any Proceeding involving an allegation of any violation) of any applicable Law or Order by or affecting such Acquiror Company and, to the knowledge of the Acquiror, no Proceeding involving an allegation of violation of any applicable Law or Order is threatened or contemplated. Except as would not have a Material Adverse Effect, no Acquiror Company is subject to any obligation or restriction of any kind or character, nor is there, to the knowledge of the Acquiror, any event or circumstance relating to any Acquiror Company that materially and adversely affects in any way its business, properties, assets or prospects or that prohibits the Acquiror from entering into this Agreement or would prevent or make burdensome its performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby.

      6.10 Certain Proceedings. There is no pending Proceeding that has been commenced against the Acquiror and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement. To the knowledge of the Acquiror, no such Proceeding has been threatened.

      6.11 No Brokers or Finders. Except as disclosed in Schedule 6.11, no Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against any Acquiror Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and the Acquiror will indemnify and hold the Company harmless against any liability or expense arising out of, or in connection with, any such claim.

      6.12 Absence of Undisclosed Liabilities. Except as set forth on Schedule
6.12 or in the SEC Documents, no Acquiror Company has any debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to such Acquiror Company) arising out of any transaction entered into at or prior to the Closing or any act or omission at or prior to the Closing, except to the extent set forth on or reserved against on the Acquiror Balance Sheet. Except as set forth on Schedule 6.12, no Acquiror Company has incurred any liabilities or obligations since March 31, 2004 in excess of (euro)5000 in the aggregate.

      6.13 Changes. Except as set forth on Schedule 6.13 or in the SEC Documents, no Acquiror Company has, since March 31, 2004:

            6.13.1 Ordinary Course of Business. Conducted its business or entered into any transaction other than in the usual and ordinary course of business, except for this Agreement.

            6.13.2 Adverse Changes. Suffered or experienced any change in, or affecting, its condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects other than changes, events or conditions in the usual and ordinary course of its business, none of which would have a Material Adverse Effect;

            6.13.3 Loans. Made any loans or advances to any Person other than travel advances and reimbursement of expenses made to employees, officers and directors in the ordinary course of business;

            6.13.4 Liens. Created or permitted to exist any Lien on any material property or asset of the Acquiror Companies, other than Permitted Liens;

            6.13.5 Capital Stock. Issued, sold, disposed of or encumbered, or authorized the issuance, sale, disposition or encumbrance of, or granted or issued any option to acquire any shares of its capital stock or any other of its securities or any Equity Security, or altered the term of any of its outstanding securities or made any change in its outstanding shares of capital stock or its capitalization, whether by reason of reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise;

            6.13.6 Dividends. Declared, set aside, made or paid any dividend or other distribution to any of its stockholders;

            6.13.7 Material Acquiror Contracts. Terminated or modified any Material Acquiror Contract;

            6.13.8 Claims. Released, waived or cancelled any claims or rights relating to or affecting such Acquiror Company in excess of $10,000 in the aggregate or instituted or settled any Proceeding involving in excess of $10,000 in the aggregate;

            6.13.9 Discharged Liabilities. Paid, discharged or satisfied any claim, obligation or liability in excess of $10,000 in the aggregate, except for liabilities incurred prior to the date of this Agreement in the ordinary course of business;

            6.13.10 Indebtedness. Created, incurred, assumed or otherwise become liable for any Indebtedness in excess of $10,000 in the aggregate;

            6.13.11 Guarantees. Guaranteed or endorsed in a material amount any obligation or net worth of any Person;

            6.13.12 Acquisitions. Acquired the capital stock or other securities or any ownership interest in, or substantially all of the assets of, any other Person;

            6.13.13 Accounting. Changed its method of accounting or the accounting principles or practices utilized in the preparation of its financial statements, other than as required by GAAP;

            6.13.14 Agreements. Except as set forth on Schedule 6.13.14 or in the SEC Documents, entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

      6.14 Material Acquiror Contracts. Except to the extent filed with the SEC Documents, the Acquiror has made available to the Company, prior to the date of this Agreement, true, correct and complete copies of each written Material Acquiror Contract, including each amendment, supplement and modification thereto.

            6.14.1 No Defaults. Each Material Acquiror Contract is a valid and binding agreement of the Acquiror Company that is party thereto, and is in full force and effect. Except as would not have a Material Adverse Effect, no Acquiror Company is in breach or default of any Material Acquiror Contract to which it is a party and, to the knowledge of the Acquiror, no other party to any Material Acquiror Contract is in breach or default thereof. Except as would not have a Material Adverse Effect, no event has occurred or circumstance exists that (with or without notice or lapse of time) would (a) contravene, conflict with or result in a violation or breach of, or become a default or event of default under, any provision of any Material Acquiror Contract or (b) permit any Acquiror Company or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Material Acquiror Contract. No Acquiror Company has received notice of the pending or threatened cancellation, revocation or termination of any Material Acquiror Contract to which it is a party. There are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate any material terms of any Material Acquiror Contract.

      6.15 Employees.

            6.15.1 Except as set forth on Schedule 6.15.1, the Acquiror Companies have no employees, independent contractors or other Persons providing research or other services to them. Except as would not have a Material Adverse Effect, each Acquiror Company is in full compliance with all Laws regarding employment, wages, hours, benefits, equal opportunity, collective bargaining, the payment of Social Security and other taxes, occupational safety and health and plant closing. No Acquiror Company is liable for the payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Laws.

            6.15.2 No director, officer or employee of any Acquiror Company is a party to, or is otherwise bound by, any contract (including any confidentiality, noncompetition or proprietary rights agreement) with any other Person that in any way adversely affects or will materially affect (a) the performance of his or her duties as a director, officer or employee of such Acquiror Company or (b) the ability of such Acquiror Company to conduct its business. Except as set forth on Schedule 6.15.2, each employee of each Acquiror Company is employed on an at-will basis and no Acquiror Company has any contract with any of its employees which would interfere with such Acquiror Company's ability to discharge its employees, with the exception of certain employment agreements with Mark Hauser and Emanuel Arbib (the "Employment Agreements"), which the Acquiror was unable to locate and deliver to the Company. The Acquiror hereby represents and warrants that, pursuant to the terms and conditions of the Employment Agreements, the Employment Agreements shall terminate immediately upon the consummation of the transactions contemplated by this Agreement, and no severance or other payments shall be required to be paid upon termination of the Employment Agreement.

      6.16 Tax Returns and Audits.

            6.16.1 Tax Returns. Except as set forth on Schedule 6.16.1, (a) all material Tax Returns required to be filed by or on behalf of the Acquiror Companies have been timely filed and all such Tax Returns were (at the time they were filed) and are true, correct and complete in all material respects; (b) all material Taxes of each Acquiror Company required to have been paid (whether or not reflected on any Tax Return) have been fully and timely paid, except those Taxes which are presently being contested in good faith or for which an adequate reserve for the payment of such Taxes has been established on the Acquiror Balance Sheet; (c) no waivers of statutes of limitation have been given or requested with respect to any Acquiror Company in connection with any Tax Returns covering such Acquiror Company or with respect to any Taxes payable by it; (d) no Governmental Authority in a jurisdiction where an Acquiror Company does not file Tax Returns has made a claim, assertion or threat to such Acquiror Company that such Acquiror Company is or may be subject to taxation by such jurisdiction; (e) each Acquiror Company has duly and timely collected or withheld, paid over and reported to the appropriate Governmental Authority all amounts required to be so collected or withheld for all periods under all applicable laws; (f) there are no Liens with respect to Taxes on any Acquiror Company's property or assets other than Permitted Liens; (g) there are no Tax rulings, requests for rulings, or closing agreements relating to any Acquiror Company for any period (or portion of a period) that would affect any period after the date hereof; and (h) any adjustment of Taxes of an Acquiror Company made by a Governmental Authority in any examination that such Acquiror Company is required to report to the appropriate state, local or foreign taxing authorities has been reported, and any additional Taxes due with respect thereto have been paid.

            6.16.2 No Adjustments, Changes. No Acquiror Company nor any other Person on behalf of any Acquiror Company (a) has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law; or
(b) has agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law.

            6.16.3 No Disputes. There is no pending audit, examination, investigation, dispute, proceeding or claim with respect to any Taxes of the Acquiror Companies, nor is any such claim or dispute pending or contemplated. The Acquiror has delivered to the Company true, correct and complete copies of all Tax Returns, examination reports and statements of deficiencies assessed or asserted against or agreed to by the Acquiror Companies since their inception and any and all correspondence with respect to the foregoing.

            6.16.4 Not a U.S. Real Property Holding Corporation. The Acquiror is not and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

            6.16.5 No Tax Allocation, Sharing. The Acquiror is not a party to any Tax allocation or sharing agreement. Other than with respect to the Tax Group of which the Acquiror is the common parent, no Acquiror Company (a) has been a member of a Tax Group filing a consolidated income Tax Return under
Section 1501 of the Code (or any similar provision of state, local or foreign law), and (b) has any liability for Taxes for any Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, by contract or otherwise.

            6.16.6 No Other Arrangements. No Acquiror Company is a party to any agreement, contract or arrangement for services that would result, individually or in the aggregate, in the payment of any amount that would not be deductible by reason of Section 162(m), 280G or 404 of the Code. The Acquiror Companies are not "consenting corporations" within the meaning of Section 341(f) of the Code. The Acquiror Companies do not have any "tax-exempt bond financed property" or "tax-exempt use property" within the meaning of Section 168(g) or (h), respectively of the Code. No Acquiror Company has any outstanding closing agreement, ruling request, request for consent to change a method of accounting, subpoena or request for information to or from a Governmental Authority in connection with any Tax matter. During the last two years, none of the Acquiror Companies has engaged in any exchange with a related party (within the meaning of Section 1031(f) of the Code) under which gain realized was not recognized by reason of Section 1031 of the Code. The Company is not a party to any reportable transaction within the meaning of Treasury Regulation Section 1.6011-4.

      6.17 Material Assets. The financial statements of the Acquiror set forth in the SEC Documents reflect the material properties and assets (real and personal) owned or leased by each Acquiror Company.

      6.18 Insurance Coverage. The Acquiror has made available to the Company, prior to the date of this Agreement, true, correct and complete copies of all insurance policies maintained by each Acquiror Company on its properties and assets. Except as would not have a Material Adverse Effect, all of such policies
(a) taken together, provide adequate insurance coverage for the properties, assets and operations of each Acquiror Company for all risks normally insured against by a Person carrying on the same business as such Acquiror Company, and
(b) are sufficient for compliance with all applicable Laws and Material Acquiror Contracts. Except as would not have a Material Adverse Effect, all of such policies are valid, outstanding and in full force and effect and, by their express terms, will continue in full force and effect following the consummation of the transactions contemplated by this Agreement. Except as set forth on
Schedule 6.18, no Acquiror Company has received any written (a) refusal of coverage or notice that a defense will be afforded with reservation of rights, or (b) notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder. All premiums due on such insurance policies on or prior to the date hereof have been paid. There are no pending claims with respect to any Acquiror Company or its properties or assets under any such insurance policies, and there are no claims as to which the insurers have notified any Acquiror Company that they intend to deny liability. There is no existing default under any such insurance policies.

      6.19 Litigation; Orders. Except as set forth on Schedule 6.19, there is no Proceeding (whether federal, state, local or foreign) pending or, to the knowledge of the Acquiror, threatened against or affecting any Acquiror Company or any Acquiror Company's properties, assets, business or employees. To the knowledge of the Acquiror, there is no fact that might result in or form the basis for any such Proceeding. No Acquiror Company is subject to any Orders.

      6.20 Licenses. Except as would not have a Material Adverse Effect, each Acquiror Company possesses from the appropriate Governmental Authority all licenses, permits, authorizations, approvals, franchises and rights that are necessary for such Acquiror Company to engage in its business as currently conducted and to permit such Acquiror Company to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets (collectively, "Acquiror Permits"). No Acquiror Company has received notice from any Governmental Authority or other Person that there is lacking any license, permit, authorization, approval, franchise or right necessary for such Acquiror Company to engage in its business as currently conducted and to permit such Acquiror Company to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets. Except as would not have a Material Adverse Effect, the Acquiror Permits are valid and in full force and effect. Except as would not have a Material Adverse Effect, no event has occurred or circumstance exists that may (with or without notice or lapse of time): (a) constitute or result, directly or indirectly, in a violation of or a failure to comply with any Acquiror Permit; or (b) result, directly or indirectly, in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Acquiror Permit. No Acquiror Company has received notice from any Governmental Authority or any other Person regarding: (a) any actual, alleged, possible or potential contravention of any Acquiror Permit; or (b) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to, any Acquiror Permit. All applications required to have been filed for the renewal of such Company Permits have been duly filed on a timely basis with the appropriate Persons, and all other filings required to have been made with respect to such Acquiror Permits have been duly made on a timely basis with the appropriate Persons. All Acquiror Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine fees or similar charges, all of which have, to the extent due, been duly paid.

      6.21 Interested Party Transactions. Except as disclosed in Schedule 6.21, no officer, director or beneficial holder of 5% or more of the stock of any Acquiror Company or any Affiliate or "associate" (as such term is defined in Rule 405 of the Commission under the Securities Act) of any such Person, has or has had, either directly or indirectly, (1) an interest in any Person which (a) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by any Acquiror Company, or (b) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish any Acquiror Company any goods or services; or (2) a beneficial interest in any contract or agreement to which any Acquiror Company is a party or by which it may be bound or affected.

      6.22 Governmental Inquiries. The Acquiror has provided to the Company a copy of each material written inspection report, questionnaire, inquiry, demand or request for information received by any Acquiror Company from (and the applicable Acquiror Company's response thereto), and each material written statement, report or other document filed by any Acquiror Company with, any Governmental Authority.

      6.23 Bank Accounts and Safe Deposit Boxes. Schedule 6.23 discloses the title and number of each bank or other deposit or financial account, and each lock box and safety deposit box used by each Acquiror Company, the financial institution at which that account or box is maintained and the names of the persons authorized to draw against the account or otherwise have access to the account or box, as the case may be.

      6.24 Intellectual Property. No Acquiror Company owns, uses or licenses any Intellectual Property in its business as presently conducted.

      6.25 Title to and Condition of Properties. Except as would not have a Material Adverse Effect, each Acquiror Company owns (with good and marketable title in the case of real property) or holds under valid leases or other rights to use all real property, plants, machinery, equipment and other personal property necessary for the conduct of its business as presently conducted, free and clear of all Liens, except Permitted Liens. The material buildings, plants, machinery and equipment necessary for the conduct of the business of each Acquiror Company as presently conducted are structurally sound, are in good operating condition and repair and are adequate for the uses to which they are being put, and none of such buildings, plants, machinery or equipment is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost.

      6.26 SEC Documents; Financial Statements. Except as set forth on Schedule 6.26, the Acquiror has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (or such shorter period as the Acquiror was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Documents") and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading. All material agreements to which the Acquiror is a party or to which the property or assets of the Acquiror are subject have been appropriately filed as exhibits to the SEC Documents as and to the extent required under the Exchange Act. The financial statements of the Acquiror included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of unaudited statements as permitted by Form 10-Q of the Commission), and fairly present in all material respects (subject in the case of unaudited statements, to normal, recurring audit adjustments) the financial position of the Acquiror as at the dates thereof and the results of its operations and cash flows for the periods then ended. The Acquiror's Common Stock is quoted on the Pink Sheets' Electronic Quotation Service, and the Acquiror is not aware of any facts which would make the Acquiror's Common Stock ineligible for quotation on the Pink Sheets' Electronic Quotation Service.

      6.27 Stock Option Plans; Employee Benefits.

            6.27.1 Set forth on Schedule 6.27.1 is a complete list of all stock option plans providing for the grant by the Acquiror of stock options to directors, officers or employees. Except as disclosed on Schedule 6.27.1, all such stock option plans are Approved Plans.

            6.27.2 None of the Acquiror Companies has any employee benefit plans or arrangements covering their present and former employees or providing benefits to such persons in respect of services provided such Acquiror Company.

            6.27.3 Neither the consummation of the transactions contemplated hereby alone, nor in combination with another event, with respect to each director, officer, employee and consultant of the Acquiror, will result in (a) any payment (including, without limitation, severance, unemployment compensation or bonus payments) becoming due from the Acquiror, (b) any increase in the amount of compensation or benefits payable to any such individual or (c) any acceleration of the vesting or timing of payment of compensation payable to any such individual. No agreement, arrangement or other contract of the Acquiror provides benefits or payments contingent upon, triggered by, or increased as a result of a change in the ownership or effective control of the Acquiror.

      6.28 Environmental and Safety Matters. Except as set forth on Schedule
6.28 or in the SEC Documents and except as would not have a Material Adverse
Effect:

            6.28.1 Each Acquiror Company has at all times been and is in compliance with all Environmental Laws applicable to such Acquiror Company.

            6.28.2 There are no Proceedings pending or to the knowledge of the Acquiror, threatened against any Acquiror Company alleging the violation of any Environmental Law or Environmental Permit applicable to such Acquiror Company or alleging that the Acquiror is a potentially responsible party for any environmental site contamination.

            6.28.3 Neither this Agreement nor the consummation of the transactions contemplated by this Agreement shall impose any obligations to notify or obtain the consent of any Governmental Authority or third Persons under any Environmental Laws applicable to any Acquiror Company.

      6.29 Foreign Corrupt Practices Act. No Acquiror Company, nor any director, officer, agent, employee or other Person associated with or acting on behalf of any Acquiror Company, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any Governmental Authority from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 in connection with the operations of any Acquiror Company; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment in connection with the operations of any Acquiror Company.

      6.30 Money Laundering Laws. The operations of the Acquiror Companies are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all U.S. and non-U.S. jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the "Money Laundering Laws") and no Proceeding involving any Acquiror Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Acquiror, threatened.

      6.31 Board Recommendation. The Acquiror Board, at a meeting duly called and held, has determined that this Agreement and the transactions contemplated by this Agreement are advisable and in the best interests of the Acquiror's stockholders and has duly authorized this Agreement and the transactions contemplated by this Agreement.

                                   SECTION VII
                  COVENANTS OF THE COMPANY AND THE SHAREHOLDERS

      7.1 Access and Investigation. Between the date of this Agreement and the Closing Date, the Company will, and will cause each Company Subsidiary to, (a) afford the Acquiror and its agents, advisors and attorneys during normal business hours, full and free access to each Acquired Company's personnel, properties, contracts, books and records, and other documents and data, (b) furnish the Acquiror and its agents, advisors and attorneys with copies of all such contracts, books and records, and other existing documents and data as the Acquiror may reasonably request, and (c) furnish the Acquiror and its agents, advisors and attorneys with such additional financial, operating, and other data and information as the Acquiror may reasonably request.

      7.2 Operation of the Business of the Company.

            7.2.1 Between the date of this Agreement and the Closing Date, the Company will, and will cause each Company Subsidiary to:

                  (a) conduct its business only in the ordinary course of business;

                  (b) use its best efforts to preserve intact its current business organization and business relationships, including, without limitation, relationships with suppliers, customers, landlords, creditors, officers, employees and agents;

                  (c) obtain the prior written consent of the Acquiror prior to taking any action of the type specified in Section 5.20 or entering into any Material Company Contract;

                  (d) confer with the Acquiror concerning operational matters of a material nature; and

                  (e) otherwise report periodically to the Acquiror concerning the status of its business, operations, and finances.

            7.2.2 Notwithstanding the foregoing, between the date of this Agreement and the Closing Date, the Company will not, and will cause each Company Subsidiary not to, directly or indirectly, without the prior written consent of the Acquiror, engage in any transaction with, or enter into any agreement with, the Company or any Company Subsidiary, any officer, director or stockholder of the Company or any Company Subsidiary, or any Affiliate or "associate" (as such term is defined in Rule 405 of the Commission under the Securities Act) of any such Person.

      7.3 No Transfers of Capital Stock.

            7.3.1 Between the date of this Agreement and the Closing Date, the Shareholders shall not assign, transfer, mortgage, pledge or otherwise dispose of any or all of the Shares (or any interest therein) or grant any Person the option or right to acquire such Shares (or any interest therein).

            7.3.2 Between the date of this Agreement and the Closing Date, the Company shall not, and shall cause each Company Subsidiary not to, assign, transfer, mortgage, pledge or otherwise dispose of any or all of the capital stock of any Acquired Company (or any interest therein) or grant any Person the option or right to acquire the capital stock of any Acquired Company (or any interest therein).

      7.4 Required Filings and Approvals.

            7.4.1 As promptly as practicable after the date of this Agreement, the Company will, and will cause each Company Subsidiary to, make all filings required to be made by it in order to consummate the transactions contemplated by this Agreement, if applicable. Between the date of this Agreement and the Closing Date, the Company will, and will cause each Company Subsidiary to, (a) cooperate with the Acquiror with respect to all filings that the Acquiror elects to make or is required to make in connection with the transactions contemplated by this Agreement, and (b) cooperate with the Acquiror in obtaining any consents or approvals required to be obtained by the Acquiror in connection herewith.

            7.4.2 Without limiting the foregoing, the Company and the Shareholders shall promptly furnish to the Acquiror any information reasonably requested by the Acquiror in connection with the preparation, filing and mailing of the Schedule 14(f) Filing, including, without limitation, information concerning the Acquired Companies, the Shareholders and the Company Nominees. The Company and each Shareholder, severally and not jointly, represent and warrant to the Acquiror that the information supplied by the Company and each Shareholder for inclusion in the Schedule 14(f) Filing will not, on the date the
Schedule 14(f) Filing is filed with the Commission or first mailed to the stockholders of the Acquiror, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading. If, at any time prior to the Closing Date, any information should be discovered by the Company or any Shareholder which should be set forth in an amendment to the Schedule 14(f) Filing so that such Schedule 14(f) Filing would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company or such Shareholder, as the case may be, shall promptly notify the Acquiror.

            7.5 Notification. Between the date of this Agreement and the Closing Date, the Company and the Shareholders will promptly notify the Acquiror in writing if the Company, the Shareholders or any Company Subsidiary becomes aware of any fact or condition that causes or constitutes a breach of any of the representations and warranties of the Company or the Shareholders, as the case may be, as of the date of this Agreement, or if the Company, any Shareholder or any Company Subsidiary becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules to this Agreement if the Schedules to the Agreement were dated the date of the occurrence or discovery of any such fact or condition, the Company or the Shareholders, as the case may be, will promptly deliver to the Acquiror a supplement to the Schedules to the Agreement specifying such change; provided, however, that such delivery shall not materially adversely affect any rights of the Acquiror set forth herein, including the right of the Acquiror to seek a remedy in damages for losses incurred as a result of such supplemented disclosure. During the same period, the Company and the Shareholders will, and will cause each Company Subsidiary to, promptly notify the Acquiror of the occurrence of any breach of any covenant of the Company or the Shareholders in this Section 7 or of the occurrence of any event that may make the satisfaction of the conditions in Section 9 impossible or unlikely.

            7.6 Closing Conditions. Between the date of this Agreement and the Closing Date, each of the Company and the Shareholders will use its commercially reasonable efforts to cause the conditions in Section 9 to be satisfied.

                                  SECTION VIII
                            COVENANTS OF THE ACQUIROR

      8.1 Access and Investigation. Between the date of this Agreement and the Closing Date, the Acquiror will, and will cause each of the Acquiror Subsidiaries to, (a) afford the Company and its agents, advisors and attorneys during normal business hours full and free access to each Acquiror Company's personnel, properties, contracts, books and records, and other documents and data, (b) furnish the Company and its agents, advisors and attorneys with copies of all such contracts, books and records, and other existing documents and data as the Company may reasonably request, and (c) furnish the Company and its agents, advisors and attorneys with such additional financial, operating, and other data and information as the Company may reasonably request.

      8.2 Operation of the Business of the Acquiror. Between the date of this Agreement and the Closing Date, the Acquiror will, and will cause each of the Acquiror Subsidiaries to:

            8.2.1 conduct its business only in the ordinary course of business, except in connection with settling the IMI Claim (as hereinafter defined);

            8.2.2 use its best efforts to preserve intact the current business organization and business relationships, including, without limitation, relationships with suppliers, customers, landlords, creditors, officers, employees and agents;

            8.2.3 obtain the prior written consent of the Company prior to taking any action of the type specified in Section 6.13 or entering into any Material Acquiror Contract;

            8.2.4 confer with the Company concerning operational matters of a material nature; and

            8.2.5 otherwise report periodically to the Company concerning the status of its business, operations, and finances.

      8.3 Required Filings and Approvals.

            8.3.1 As promptly as practicable after the date of this Agreement, the Acquiror will, and will cause each of the Acquiror Subsidiaries to, make all filings legally required to be made by it to consummate the transactions contemplated by this Agreement. Between the date of this Agreement and the Closing Date, the Acquiror will cooperate with the Company with respect to all filings that the Company is legally required to make in connection with the transactions contemplated hereby.

            8.3.2 Without limiting the foregoing, as promptly as practicable after the execution of this Agreement, the Acquiror shall prepare and file the
Schedule 14(f) Filing with the Commission. The Acquiror will advise the Company, promptly after it receives notice thereof, of any request by the Commission for the amendment of the Schedule 14(f) Filing or comments thereon and responses thereto or requests by the Commission for additional information. The Acquiror shall mail the Schedule 14(f) Filing to its stockholders as promptly as practicable pursuant to the Securities Act, the Exchange Act and the rules and regulations of the Commission related thereto.

      8.4 Notification. Between the date of this Agreement and the Closing Date, the Acquiror will promptly notify the Company and the Shareholders in writing if the Acquiror becomes aware of any fact or condition that causes or constitutes a breach of any of the representations and warranties of the Acquiror, as of the date of this Agreement, or if the Acquiror becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules to this Agreement if the Schedules to the Agreement were dated the date of the occurrence or discovery of any such fact or condition, the Acquiror will promptly deliver to the Company and the Shareholders a supplement to the Schedules to the Agreement specifying such change; provided, however, that such delivery shall not materially adversely affect any rights of the Shareholders set forth herein, including the right of the Shareholders to seek a remedy in damages for losses incurred as a result of such supplemented disclosure. During the same period, the Acquiror will promptly notify the Company and the Shareholders of the occurrence of any breach of any covenant of the Acquiror in this Section 8 or of the occurrence of any event that may make the satisfaction of the conditions in
Section 10 impossible or unlikely.

      8.5 Closing Conditions. Between the date of this Agreement and the Closing Date, the Acquiror will use commercially reasonable efforts to cause the conditions in Section 10 to be satisfied.

      8.6 Indemnification and Insurance.

            8.6.1 The indemnification provisions set forth in the Organizational Documents of the Acquiror Companies shall not be amended, modified or otherwise repealed for a period of six years from the Closing Date in any manner that would adversely affect the rights thereunder as of the Closing Date of individuals who at the Closing Date were directors, officers, employees or agents of the Acquiror Companies, unless such modification is required after the Closing Date by Law and then only to the minimum extent required by such Law.

            8.6.2 The Acquiror shall to the fullest extent permitted under applicable Law or its Organizational Documents, indemnify and hold harmless, each present and former director, officer or employee of the Acquiror or any Acquiror Subsidiary (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any Proceeding (x) arising out of or pertaining to the transactions contemplated by this Agreement or (y) otherwise with respect to any acts or omissions occurring at or prior to the Closing Date, to the same extent as provided in the Acquiror's Organizational Documents or any applicable contract or agreement as in effect on the date hereof, in each case for a period of six years after the Closing Date. In the event of any such Proceeding (whether arising before or after the Closing Date), (i) any counsel retained by the Indemnified Parties for any period after the Closing Date shall be reasonably satisfactory to the Acquiror, (ii) after the Closing Date, the Acquiror shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received, provided that the Indemnified Parties shall be required to reimburse the Acquiror for such payments in the circumstances and to the extent required by the Acquiror's Organizational Documents, any applicable contract or agreement or applicable Law, and (iii) the Acquiror will cooperate in the defense of any such matter; provided, however, that the Acquiror shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm to represent them in each applicable jurisdiction with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which case each Indemnified Person with respect to whom such a conflict exists (or group of such Indemnified Persons who among them have no such conflict) may retain one separate law firm in each applicable jurisdiction.

            8.6.3 In addition, the Acquiror will provide, for a period of not less than six years after the Closing Date, the Acquiror's current directors and officers with an insurance and indemnification policy that provides coverage for events occurring at or prior to the Closing Date (the "D&O Insurance") that is no less favorable than the existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, the Acquiror shall not be required to pay an annual premium for the D&O Insurance in excess of 200% of the annual premium currently paid by the Acquiror for such insurance, but in such case shall purchase as much such coverage as possible for such amount.

            8.6.4 This Section 8.6 shall survive the consummation of the transactions contemplated by this Agreement at the Closing Date, is intended to benefit the Indemnified Parties and the Covered Persons, shall be binding on all successors and assigns of the Acquiror and shall be enforceable by the Indemnified Parties and the Covered Persons.

      8.7 Rule 144 Reporting. With a view to making available to the Acquiror's stockholders the benefit of certain rules and regulations of the Commission which may permit the sale of the Acquiror Common Stock to the public without registration, from and after the Closing Date, the Acquiror agrees to:

            8.7.1 Make and keep public information available, as those terms are understood and defined in Rule 144; and

            8.7.2 File with the Commission, in a timely manner, all reports and other documents required of the Acquiror under the Exchange Act.

      8.8 SEC Documents. From and after the Closing Date, in the event the Commission notifies the Acquiror of its intent to review any SEC Document or the Acquiror receives any oral or written comments from the Commission with respect to any SEC Document, the Acquiror shall promptly notify the Acquiror Stockholders and the Acquiror Stockholders shall be given a reasonable period of time (but not less than five (5) Business Days) to review and comment on all correspondence with the Commission related thereto. From and after the Closing Date, in the event that the Company is required to file any amendment or supplement to any SEC Document, the Acquiror Stockholders shall be given a reasonable period of time (but not less than five (5) Business Days) to review and comment on such amendments or supplements. The Acquiror shall incorporate all reasonable comments of the Acquiror Stockholders into any such correspondence, amendment or supplement and the Acquiror shall not submit or file with the Commission any correspondence, amendment or supplement to which the Acquiror Stockholders reasonably object.

      8.9 Elections Under Treasury Regulations Section 301.7701-3. From and after the Closing, Acquiror shall execute and/or cause execution of any elections made with respect to certain of the Acquired Companies under Treasury Regulations 301.7701-3, as described on Schedule 5.22.2., and shall otherwise cooperate in making such elections as the Shareholders may direct.

      8.10 Satisfactory Due Diligence. Within two (2) weeks of the date of this Agreement, the Acquiror shall have taken all steps necessary to reasonably satisfy itself with respect to the further due diligence review of the Acquired Companies as set forth in Section 9.10 below.

      8.11 Books and Records. The Acquiror shall maintain all of the books and records of the Acquiror Companies that are currently in its possession as of the date hereof, for a period of at least six (6) years after the Closing Date.

                                   SECTION IX
                     CONDITIONS PRECEDENT TO THE ACQUIROR'S
                               OBLIGATION TO CLOSE

      The Acquiror's obligation to acquire the Shares and to take the other actions required to be taken by the Acquiror at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Acquiror, in whole or in part):

      9.1 Accuracy of Representations. The representations and warranties of the Company and the Shareholders set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are not qualified as to materiality shall be true and correct in all material respects as of the date of this Agreement, and shall be deemed repeated as of the Closing Date and shall then be true and correct in all material respects, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule. The representations and warranties of the Company and the Shareholders set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are qualified as to materiality shall be true and correct in all respects as of the date of this Agreement, and shall be deemed repeated as of the Closing Date and shall then be true and correct in all respects, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule.

      9.2 Performance by the Company and Shareholders.

            9.2.1 All of the covenants and obligations that the Company and Shareholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

            9.2.2 Each document required to be delivered by the Company and the Shareholders pursuant to this Agreement at or prior to Closing must have been delivered.

      9.3 No Force Majeur Event. Since December 31, 2003, there shall not have been any delay, error, failure or interruption in the conduct of the business of any Acquired Company, or any loss, injury, delay, damage, distress, or other casualty, due to force majeur including but not limited to (a) acts of God; (b) fire or explosion; (c) war, acts of terrorism or other civil unrest; or (d) national emergency.

      9.4 Certificate of Officer. The Company will have delivered to the Acquiror a certificate, dated the Closing Date, executed by an officer of the Company, certifying the satisfaction of the conditions specified in Sections 9.1, 9.2 and 9.3.

      9.5 Certificate of Shareholders. Each Shareholder will have delivered to the Acquiror a certificate, dated the Closing Date, executed by such Shareholder, if a natural person, or an authorized officer of the Shareholder, if an entity, certifying the satisfaction of the conditions specified in Sections 9.1 and 9.2.

      9.6 Consents.

            9.6.1 All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company and/or the Shareholders for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated by this Agreement, shall have been obtained and made by the Company or the Shareholders, as the case may be, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not have a Material Adverse Effect on the Company or the Acquiror.

            9.6.2 Without limiting the foregoing, the Schedule 14(f) Filing shall have been mailed to the stockholders of the Acquiror not less than 10 days prior to the Closing Date. No Proceeding occasioned by the Section 14(f) Filing shall have been initiated or threatened by the Commission (which Proceeding remains unresolved as of the Closing Date).

      9.7 Documents. The Company and the Shareholders must have caused the following documents to be delivered to the Acquiror and/or the Escrow Agent:

            9.7.1 share certificates evidencing the number of Shares held by each Shareholder (as set forth in Exhibit A), along with executed stock powers transferring such Shares to the Acquiror;

            9.7.2 a Secretary's Certificate of the Company, dated the Closing Date, certifying attached copies of (A) the Organizational Documents of the Company and each Company Subsidiary, (B) the resolutions of the Company Board and the Shareholders approving this Agreement and the transactions contemplated hereby; and (C) the incumbency of each authorized officer of the Company signing this Agreement and any other agreement or instrument contemplated hereby to which the Company is a party;

            9.7.3 a certified certificate of good standing, or equivalent thereof, of the Company;

            9.7.4 each of the Transaction Documents to which the Company and/or the Shareholders is a party, duly executed; and

            9.7.5 such other documents as the Acquiror may reasonably request for the purpose of (i) evidencing the accuracy of any of the representations and warranties of the Company and the Shareholders pursuant to Section 9.1, (ii) evidencing the performance of, or compliance by the Company and the Shareholders with, any covenant or obligation required to be performed or complied with by the Company or the Shareholders, as the case may be, (iii) evidencing the satisfaction of any condition referred to in this Section 9, or (iv) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

      9.8 No Proceedings. Since the date of this Agreement, there must not have been commenced or threatened against the Acquiror, the Company or any Shareholder, or against any Affiliate thereof, any Proceeding (which Proceeding remains unresolved as of the Closing Date) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated by this Agreement.

      9.9 No Claim Regarding Stock Ownership or Consideration. There must not have been made or threatened by any Person any claim asserting that such Person
(a) is the holder of, or has the right to acquire or to obtain beneficial ownership of the Shares or any other stock, voting, equity, or ownership interest in, the Company, or (b) is entitled to all or any portion of the Acquiror Shares.

      9.10 Satisfactory Due Diligence. The Acquiror shall have (i) completed and reasonably satisfied itself with the final results of its due diligence review of the Acquired Companies' contracts, books, records and other information or documents reasonably requested by the Acquiror, including, without limitation, the corporate structure of the Acquired Companies; and (ii) reasonably satisfied itself with respect to legality and enforcement of the declaration of trusts, dated December 30, 2003, executed by Jeffrey Kang and Nan Ji in respect of their interests in the registered capital of the Company in favor of Comtech (China) Holding Limited.

                                   SECTION X
              CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY
                       AND THE SHAREHOLDERS TO THE CLOSING

      The Shareholders' obligation to transfer the Shares and the obligations of the Company to take the other actions required to be taken by the Company at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Company and the Shareholders, in whole or in part):

      10.1 Accuracy of Representations. The representations and warranties of the Acquiror set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are not qualified as to materiality shall be true and correct in all material respects as of the date of this Agreement, and shall be deemed repeated as of the Closing Date and shall then be true and correct in all material respects, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule. The representations and warranties of the Acquiror set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are qualified as to materiality shall be true and correct in all respects as of the date of this Agreement, and shall be deemed repeated as of the Closing Date and shall then be true and correct in all respects, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule.

      10.2 Performance by the Acquiror.

            10.2.1 All of the covenants and obligations that the Acquiror is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all respects.

            10.2.2 Each document required to be delivered by the Acquiror pursuant to this Agreement must have been delivered.

      10.3 No Force Majeur Event. Since March 31, 2004, there shall not have been any delay, error, failure or interruption in the conduct of the business of any Acquiror Company, or any loss, injury, delay, damage, distress, or other casualty, due to force majeur including but not limited to (a) acts of God; (b) fire or explosion; (c) war, acts of terrorism or other civil unrest; or (d) national emergency.

      10.4 Quotation on the Over the Counter Bulletin Board. The Acquiror shall have resumed quotation of the Acquiror Common Stock on the Over the Counter Bulletin Board on or prior to the Closing Date.

      10.5 Certificate of Officer. The Acquiror will have delivered to the Company a certificate, dated the Closing Date, executed by an officer of the Acquiror, certifying the satisfaction of the conditions specified in Sections 10.1, 10.2,10.3 and 10.4.

      10.6 Consents.

            10.6.1 All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Acquiror for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated by this Agreement, shall have been obtained and made by the Acquiror, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not have a Material Adverse Effect on the Company or the Acquiror.

            10.6.2 Without limiting the foregoing, the Schedule 14(f) Filing shall have been mailed to the stockholders of the Acquiror not less than 10 days prior to the Closing Date. No Proceeding occasioned by the Section 14(f) Filing shall have been initiated or threatened by the Commission (which Proceeding remains unresolved as of the Closing Date).

      10.7 Documents. The Acquiror must have caused the following documents to be delivered to the Company and/or the Shareholders and/or the Escrow Agent:

            10.7.1 share certificates evidencing each Shareholder's pro rata share of the Closing Acquiror Shares (as set forth in Exhibit A);

            10.7.2 share certificate, registered in the name of the Escrow Agent, evidencing the Escrow Amount;

            10.7.3 a Secretary's Certificate, dated the Closing Date certifying attached copies of (A) the Organizational Documents of the Acquiror and each Acquiror Subsidiary, (B) the resolutions of the Acquiror Board approving this Agreement and the transactions contemplated hereby; and (C) the incumbency of each authorized officer of the Acquiror signing this Agreement and any other agreement or instrument contemplated hereby to which the Acquiror is a party;

            10.7.4 a certificate of good standing of the Acquiror;

            10.7.5 each of the Transaction Documents to which the Acquiror is a party, duly executed; and

            10.7.6 such other documents as the Company may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of the Acquiror pursuant to Section 10.1, (ii) evidencing the performance by the Acquiror of, or the compliance by the Acquiror with, any covenant or obligation required to be performed or complied with by the Acquiror, (iii) evidencing the satisfaction of any condition referred to in this Section 10, or (iv) otherwise facilitating the consummation of any of the transactions contemplated by this Agreement.

      10.8 No Proceedings. Since the date of this Agreement, there must not have been commenced or threatened against the Acquiror, the Company or any Shareholder, or against any Affiliate thereof, any Proceeding (which Proceeding remains unresolved as of the Closing Date) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated hereby, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated hereby.

      10.9 Transfer of Funds from OAM, S.p.A. As of the Closing Date, the Acquiror shall have completed any and all documents necessary to authorize the transfer to the Company's bank account on the Closing Date of (i) all cash held in the bank account of OAM, S.p.A. in Italy, except for cash in the amount of
(euro)50,000 and (ii) all cash held in the bank account of OAM, S.p.A. in the United States, except for cash in the amount of USD$50,000. The Company's wire transfer instructions are as follows:

      Comtech Group
      The Bank of East Asia, Limited
      Account No. 015-514-25-07939-8

      10.10 Delivery of Banca di Intermediazione Mobiliare IMI S.p.A. ("IMI") Documents. On or prior to the Closing Date, the Acquiror shall deliver to the Company and the Shareholders a copy of the final settlement and release agreement regarding the IMI lawsuit (the "IMI Claim").

      10.11 Delivery of LITA Documents. On or prior to the Closing Date, the Acquiror shall deliver to the Company and the Shareholders a copy of each of the documents relating to (i) the release to the Acquiror of the funds held in escrow in connection with the previous sale of the Acquiror's subsidiary, L.I.T.A., S.p.A.; and (ii) the termination and release of the bank guarantee, which was entered into to secure payout of potential claims by the purchaser of LITA.

      10.12 Delivery of Documents Relating to CDS S.r.l Litigation. On or prior to the Closing Date, the Acquiror Companies shall deliver to the Company copies of any and all documents in their possession regarding the litigation with CDS S.r.l.

      10.13 Resignation of Officers. On the Closing Date, each officer of the Acquiror shall execute and deliver to the Company a letter of resignation, which shall include mutual releases of such officer and the Acquiror.

      10.14 D&O Insurance. Between the date hereof and the Closing Date, the Acquiror shall notify its D&O Insurance carrier of its pending change in control. The Acquiror, with the cooperation of the Shareholders, will take all steps necessary to identify and procure a new D&O insurance policy to be effective as of the Closing Date.

      10.15 Adjustment in Acquiror Shares. Between the date hereof and the Closing Date, Acquiror shall determine the final number of TRG Common Stock that will be issued and outstanding immediately prior to the closing of the transactions contemplated by this Agreement (the "Final Number"). Upon making such determination, Acquiror shall notify the Company and the Shareholders of the Final Number. In the event the Final Number is different than 4,064,900, the number of Acquiror Shares issued to the Shareholders shall be adjusted as follows:

            (a) If the Final Number is greater than 4,064,900, then the Acquiror Shares shall be equal to the sum of (i) an amount equal to the difference between the Final Number and 4,064,900 multiplied by 10.33, and (ii) 42,000,000.

            (b) If the Final Number is less than 4,064,900, then the Acquiror Shares shall be equal to the difference between (i) 42,000,000, and (ii) an amount equal to the difference between 4,064,900 and the Final Number multiplied by 10.33.

            (c) In the event that an adjustment to the Acquiror Shares shall be made pursuant to this Section 10.15, the amount of the Escrow Shares and the Additional Shares Cap shall be appropriately adjusted and set forth on Schedule 10.15, and Exhibit A shall be amended to reflect such adjustments.

      10.16 Satisfactory Due Diligence. The Shareholders shall have completed and reasonably satisfied themselves with the final results of (1) their due diligence review of OAM S.p.A., including, without limitation, consulting with Italian legal counsel to OAM, S.p.A, or any other Italian legal counsel selected by the Shareholders, with respect to the distribution of the assets of OAM S.p.A. and any subsequent liquidation of OAM S.p.A.; (2) their due diligence review with respect to the CDS S.r.l. litigation; (3) a lien search to be conducted by the Company with respect to the Acquiror; and (4) the personal background check to be conducted by the Company on each of the current executive officers of the Acquiror.

      10.17 Acquiror in Good Standing. As of the Closing Date, the Acquiror shall be in good standing under the laws of the State of Maryland and shall deliver to the Company and the Shareholders evidence of same.

      10.18 Delivery of Lock Up Letters. Each of Mark Hauser, Mark Segall, Emanuel Arbib and Gianni Bulgari shall have delivered to the Shareholders their respective executed lock up letters.

                                   SECTION XI
                                   TERMINATION

      11.1 Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated: 11.1.1 by mutual consent of the Acquiror and the Shareholders (acting jointly);

            11.1.2 by the Acquiror, if any of the conditions in Section 9 have not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Acquiror to comply with its obligations under this Agreement) and the Acquiror has not waived such condition on or before the Closing Date; or (ii) by the Shareholders (acting jointly), if any of the conditions in Section 10 have not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of any Shareholder to comply with its obligations under this Agreement) and the Shareholders (acting jointly) have not waived such condition on or before the Closing Date;

            11.1.3 by the Acquiror or the Shareholders (acting jointly), if the Closing has not occurred other than due to the failure of the Acquiror (in the event the Acquiror seeks to terminate this Agreement) or any Shareholder (in the case the Shareholders (acting jointly) seek to terminate this Agreement) to comply with their respective obligations under this Agreement, forty-five (45) days after the final mailing of the Schedule 14(f) Filing to the stockholders of the Acquiror (which mailing shall occur within two (2) Business Days after the end of the SEC review period of the Schedule 14(f) Filing),or such later date as the parties may agree upon ( the "Outside Date");

            11.1.4 by either the Acquiror or the Shareholders (acting jointly), if there shall have been entered a final, nonappealable order or injunction of any Governmental Authority restraining or prohibiting the consummation of the transactions contemplated hereby;

            11.1.5 by the Acquiror, if, prior to the Closing Date, the Company or any Shareholder is in material breach of any representation, warranty, covenant or agreement herein contained and such breach shall not be cured within 10 days of the date of notice of default served by the Acquiror claiming such breach; provided, however, that the right to terminate this Agreement pursuant to this Section 11.1.5 shall not be available to the Acquiror if the Acquiror is in material breach of this Agreement at the time notice of termination is delivered;

            11.1.6 by the Shareholders (acting jointly), if, prior to the Closing Date, the Acquiror is in material breach of any representation, warranty, covenant or agreement herein contained and such breach shall not be cured within 10 days of the date of notice of default served by the Shareholders claiming such breach or, if such breach is not curable within such 10 day period, such longer period of time as is necessary to cure such breach; provided, however, that the right to terminate this Agreement pursuant to this
Section 11.1.6 shall not be available to the Shareholders (acting jointly) if any Shareholder is in material breach of this Agreement at the time notice of termination is delivered; or

            11.1.7 by the Acquiror, if, prior to the Closing Date, the Acquiror Board approves any merger, liquidation, recapitalization, consolidation or other business combination involving the Acquiror or the Acquiror Subsidiaries or any capital stock or any material portion of the assets of the Acquiror or any Acquiror Subsidiary, or any combination of the foregoing (an "Acquisition Transaction"), provided that a majority of the members of the Acquiror Board have determined in good faith and on reasonable basis, after consultation with outside counsel and advisors, that (i) such Acquisition Transaction is more favorable from a financial point of view to the Acquiror's stockholders than the transactions contemplated by this Agreement and (ii) failure to take such action would constitute a breach of the fiduciary duties of the Acquiror Board under applicable Law.

      11.2 Effect of Termination.

            11.2.1 If the Acquiror terminates this Agreement pursuant to Section
11.1.5 or the Shareholders (acting jointly) terminate this Agreement pursuant to
Section 11.1.6, then the non-terminating party shall immediately pay to the terminating party a termination fee equal to $500,000 in cash (the "Termination Fee"). If the Acquiror terminates this Agreement pursuant to Section 11.1.7, then the Acquiror shall immediately pay to the Company the Termination Fee.

            11.2.2 Each party's right of termination under Section 11.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 11.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 5.12, 6.11, 11.2, and 13 will survive; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by another party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of another party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                                  SECTION XII
                            INDEMNIFICATION; REMEDIES

      12.1 Survival. All representations, warranties, covenants, and obligations in this Agreement shall survive the Closing and expire thirty (30) days from the date on which the audited financial statements of the Acquiror for its fiscal year ended December 31, 2004 shall have been filed as part of the Acquiror's Annual Report on Form 10-K, but in no event earlier than April 30, 2005 (the "Survival Period"). The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

      12.2 Indemnification by the Company.

            12.2.1 From and after the Closing until (a) the expiration of the Survival Period, or (b) with respect to a specific claim made by the Acquiror against the Company prior to the expiration of the Survival Period, until a court of competent jurisdiction renders a final unappealable decision (or appeals of a decision are not taken within the time period permitted for filing same) (the "Claims Period"), the Company shall indemnify and hold harmless the Acquiror from and against any liabilities, loss, claims, damages (excluding consequential, punitive and other similar damages), fines, penalties, expenses (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value (collectively, "Damages") arising, directly or indirectly, from or in connection with:

                  (a) any breach of any representation or warranty made by the Company in this Agreement or in any certificate delivered by the Company pursuant to this Agreement;

                  (b) any breach by the Company of its covenants or obligations in this Agreement; or

                  (c) any breach by the Acquiror of any covenants or obligations in this Agreement required to be performed by the Acquiror from and after the Closing Date, including, without limitation, the covenants set forth in Sections 8.6, 8.7 and 8.8.

            12.2.2 The amount of any and all Damages suffered by the Acquiror shall be recovered by the return to the Acquiror of a specified number of Acquiror Shares by the Shareholders (the "Returned Shares"), the amount of which shall be determined in accordance with Section 12.4 below. All Returned Shares shall be retired.

            12.2.3 All claims of the Acquiror pursuant to this Section 12.2 shall be brought by the Acquiror Stockholders on behalf of the Acquiror and those Persons who were stockholders of the Acquiror immediately prior to the Closing.

      12.3 Indemnification by the Acquiror.

            12.3.1 From and after the Closing until the expiration of the Claims Period, the Acquiror shall indemnify and hold harmless the Company and the Shareholders (collectively, the "Company Indemnified Parties"), from and against any Damages arising, directly or indirectly, from or in connection with:

                  (a) any breach of any representation or warranty made by the Acquiror in this Agreement or in any certificate delivered by the Acquiror pursuant to this Agreement;

                  (b) any breach by the Acquiror of any covenant or obligation of the Acquiror in this Agreement required to be performed by the Acquiror on or prior to the Closing Date; or

                  (c) any Tax, interest or penalty on the Acquiror, including without limitation as a result of the untimely filing of any Acquiror Tax returns relating to any tax period ending prior to Closing, or any portion of a tax period prior to Closing.

            12.3.2 The amount of any and all Damages suffered by a Company Indemnified Party shall be recovered by the issuance to the Shareholders of a specified number of additional shares of Acquiror Common Stock (the "Additional Shares"), the amount of which shall be determined in accordance with Section
12.5 below.

      12.4 Returned Shares. The number of Returned Shares to be returned by the Shareholders to the Acquiror and retired pursuant to Section 12.2 shall be equal to the aggregate amount of the Damages suffered by the Acquiror, divided by the market value of the Acquiror Common Stock to be calculated using the average of the closing bid price as quoted on the Over the Counter Bulletin Board (or such other public trading market on which the Acquiror's Common Stock may be trading at such time) for the thirty (30) trading days immediately prior to the date that such amount of Damages is determined by a court of competent jurisdiction or pursuant to a binding settlement agreement among the Acquiror and the Company Indemnified Parties (the "Market Value"). The Returned Shares shall be returned from the Escrow Amount.

      12.5 Issuance of Additional Shares. The number of Additional Shares to be issued to the Shareholders pursuant to Section 12.3 shall be equal to the aggregate amount of the Damages suffered by the Company Indemnified Parties, divided by the Market Value. The Additional Shares shall be issued to each Shareholder on a pro rata basis, as determined by such Shareholder's pro rata share of the total number Acquiror Shares issuable at Closing as set forth in Exhibit A.

      12.6 Limitations on Amount - the Shareholders. The Acquiror shall not be entitled to indemnification pursuant to Section 12.2, unless and until the aggregate amount of Damages to the Acquiror with respect to such matters under
Section 12.2.1 exceeds $625,000, at which time, subject to the following cap on the maximum number of Returned Shares to be returned to the Acquiror, the Acquiror shall be entitled to indemnification for the total amount of such Damages in excess of $625,000. The aggregate number of Returned Shares to be returned to the Acquiror shall not exceed 16,651,731 adjusted for any stock split, reverse stock split, stock dividend, reclassification, recapitalization, merger or consolidation or like capital adjustment affecting the Acquiror Common Stock.

      12.7 Limitations on Amount - the Acquiror.

            12.7.1 No Company Indemnified Party shall be entitled to indemnification pursuant to Section 12.3, unless and until the aggregate amount of Damages to all Company Indemnified Parties with respect to such matters under
Section 12.3.1 exceeds $625,000, at which time, subject to the following cap on the maximum number of Additional Shares issuable, the Company Indemnified Parties shall be entitled to indemnification for the total amount of such Damages in excess of $625,000. Specifically with respect to CDS S.r.l. litigation (the "CDS Litigation"), in the event the aggregate amount of Damages in connection with the CDS Litigation exceeds the reserve in the amount of $50,000 reflected on the Acquiror Balance Sheet, any and all amounts in excess of such reserve shall be applied against the amount of the basket set forth in the immediately preceding sentence The Shareholders shall not be issued more than 60,346,095 (the "Additional Shares Cap"). Additional Shares in the aggregate, adjusted for any stock split, reverse stock split, stock dividend, reclassification, recapitalization, merger or consolidation or like capital adjustment affecting the Acquiror Common Stock.

      12.8 Determining Damages. Materiality qualifications to the representations and warranties of the Company and the Acquiror shall not be taken into account in determining the amount of Damages occasioned by a breach of any such representation and warranty for purposes of determining whether the baskets set forth in Sections 12.6 and 12.7 have been met.

      12.9 Breach by Shareholders. Nothing in this Section 12 shall limit the Acquiror's right to pursue any appropriate legal or equitable remedy against any Shareholder with respect to any Damages arising, directly or indirectly, from or in connection with: (a) any breach by such Shareholder of any representation or warranty made by such Shareholder in this Agreement or in any certificate delivered by such Shareholder pursuant to this Agreement or (b) any breach by such Shareholder of its covenants or obligations in this Agreement. All claims of the Acquiror pursuant to this Section 12.9 shall be brought by the Acquiror Stockholders on behalf of the Acquiror and those Persons who were stockholders of the Acquiror immediately prior to the Closing.

                                  SECTION XIII
                               GENERAL PROVISIONS

      13.1 Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

      13.2 Public Announcements. The Acquiror shall promptly, but no later than three days following the effective date of this Agreement, issue a press release disclosing the transactions contemplated hereby. Between the date of this Agreement and the Closing Date, the Company and the Acquiror shall consult with each other in issuing any other press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement, filings or other communications without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which case the disclosing party shall provide the other party with prior notice of such public statement, filing or other communication and shall incorporate into such public statement, filing or other communication the reasonable comments of the other party. After the Closing Date, the Acquiror shall consult with the Acquiror Nominees in issuing any press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby and the Acquiror shall not issue any such press release or otherwise make any such public statement, filings or other communications without the prior written consent of the Acquiror Nominees, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which case the Acquiror shall provide the Acquiror Nominees with prior notice of such public statement, filing or other communication and shall incorporate into such public statement, filing or other communication the reasonable comments of the Acquiror Nominees.

      13.3 Confidentiality.

            13.3.1 Subsequent to the date of this Agreement, the Acquiror, the Shareholders and the Company will maintain in confidence, and will cause their respective directors, officers, employees, agents, and advisors to maintain in confidence, any written, oral, or other information obtained in confidence from another party in connection with this Agreement or the transactions contemplated by this Agreement, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any required filing with the Commission, or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

            13.3.2 In the event that any party is required to disclose any information of another party pursuant to clause (b) or (c) of Section 13.3.1, the party requested or required to make the disclosure (the "disclosing party") shall provide the party that provided such information (the "providing party") with prompt notice of any such requirement so that the providing party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 13.3. If, in the absence of a protective order or other remedy or the receipt of a waiver by the providing party, the disclosing party is nonetheless, in the opinion of counsel, legally compelled to disclose the information of the providing party, the disclosing party may, without liability hereunder, disclose only that portion of the providing party's information which such counsel advises is legally required to be disclosed, provided that the disclosing party exercises its reasonable efforts to preserve the confidentiality of the providing party's information, including, without limitation, by cooperating with the providing party to obtain an appropriate protective order or other relief assurance that confidential treatment will be accorded the providing party's information.

            13.3.3 If the transactions contemplated by this Agreement are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

      13.4 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

If to Acquiror:                          with a copy to:
Trident Rowan Group, Inc.                Kramer, Levin Naftalis & Frankel LLP
c/o FdG Associates                       919 Third Avenue
299 Park Avenue                          New York, New York  10022-3852
16th Floor
New York, NY 10171

Attention: Mr. Mark Hauser               Attention: Scott S. Rosenblum, Esq.
Telephone No.: 212-940-6835              Telephone No.:  (212) 715-9411
Facsimile No.: 212-940-6803              Facsimile No.: (212) 715-8000
If to Company:
Comtech Group, Inc.                      with a copy to:
Rm. 10001, Tower C, Skyworth Building,   Loeb & Loeb LLP
                                         345 Park Avenue
High-tech Industrial Park, Nanshan       New York, New York 10154
Shenzhen 5180
Attention: Mr. Jeffrey Kang
Telephone No.: 011.755.267.4327          Attention:  Mitchell S. Nussbaum, Esq.
Facsimile No.: 011.755.267.43508         Telephone No.:  (212) 407-4159
                                         Facsimile No.:  (212) 407-4990

      13.5 Arbitration. Any dispute or controversy under this Agreement shall be settled exclusively by arbitration in the City of New York, County of New York in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitration award in any court having jurisdiction.

      13.6 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

      13.7 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

      13.8 Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Term Sheet between the Acquiror and the Company, dated December 30, 2003, and subsequently amended on February 27, 2004) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party against whom the enforcement of such amendment is sought.

      13.9 Assignments, Successors, and No Third-Party Rights. No party may assign any of its rights under this Agreement without the prior consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties. Except as set forth in Section 8.6 and Section 12.3, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

      13.10 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

      13.11 Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

      13.12 Governing Law. This Agreement will be governed by the laws of the State of New York without regard to conflicts of laws principles.

      13.13 Shareholder Representative.

            13.13.1 The Acquiror shall be entitled to deal exclusively with Jeffrey Kang (the "Shareholder Representative") as the sole and exclusive representative and agent of all of the Shareholders in respect of all matters arising under or pertaining to this Agreement, unless and until the Acquiror receives notice to the contrary as provided in Section 13.13.2 below. Without limiting the foregoing, (a) any amounts payable under this Agreement by the Acquiror to any Shareholder may be paid to the Shareholder Representative for the account of such Shareholder; (b) any notice, communication, demand, claim, action or proceeding required or permitted hereunder may be delivered by the Acquiror to, or brought by the Acquiror against, the Shareholder Representative in its capacity as agent and representative of the Shareholders with the same effect, and which shall be binding to the same degree, as if delivered to, or brought against, the Shareholder individually; (c) any settlement or other agreement of the Acquiror with the Shareholder in its capacity as agent and representative of the Shareholders in respect of all matters arising under or pertaining to this Agreement shall have the same effect, and be binding upon, the Shareholders to the same degree as if made with the Shareholders individually; and (d) except as provided in Section 13.13.2, the Acquiror shall not be required to recognize or respond to, and shall not be bound by, any notice, communication, demand, claim, action or proceeding delivered to or brought against the Acquiror by any Shareholder in respect of all matters arising under or pertaining to this Agreement except through the Shareholder Representative in its capacity as agent and representative of the Shareholders.

            13.13.2 The Shareholders by notice in writing to the Acquiror signed by all the Shareholders or their legal representative may designate another Person to act as representative and agent of the Shareholders as provided in
Section 13.13.1 above.

      13.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

                           COUNTERPART SIGNATURE PAGE

      IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

ACQUIROR:

TRIDENT ROWAN GROUP INC.

Signed: /s/ Mark S. Hauser
--------------------------

Printed name: Mark S. Hauser

Title: President and Joint Chief Executive Officer

COMPANY:

COMTECH GROUP, INC.

Signed: /s/ Jeffrey Kang
------------------------

Printed name: Jeffrey Kang

Title:Director/Chief Executive Officer

                           COUNTERPART SIGNATURE PAGE
                    (FOR ISSUANCES PURSUANT TO REGULATION S)

      IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

                                       COMTECH GLOBAL INVESTMENT LTD.

                                       By:    /s/ Jeffrey Kang
                                              ---------------------------------
                                              Name: Jeffrey Kang
                                              Title: Sole Director

OFFSHORE DELIVERY INSTRUCTIONS:
------------------------------

COMTECH GLOBAL INVESTMENT LTD.
PRINT EXACT NAME IN WHICH YOU WANT THE SECURITIES TO BE REGISTERED

Attn:           Jeffrey Kang

Address:        Rm. 1001, Tower C, Skyworth Bldg
                High-Tech Industrial Park, Nanshan
                Shenzhen 5180

Phone No.       011-755-267-4327

Facsimile No.   011-755-267-436508

                           COUNTERPART SIGNATURE PAGE
                    (FOR ISSUANCES PURSUANT TO REGULATION S)

      IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

                                       PURPLE MOUNTAIN HOLDING LTD.

                                       By:    /s/ Yue Tang
                                              ---------------------------------
                                              Name: Yue Tang
                                              Title: Director

OFFSHORE DELIVERY INSTRUCTIONS:
------------------------------

PURPLE MOUNTAIN HOLDING LTD.
PRINT EXACT NAME IN WHICH YOU WANT THE SECURITIES TO BE REGISTERED

Attn:           Yue Tang

Address:        c/o elong, Inc.
                Building B, Xingke plaza
                10 JiuXian Qiao Middle Road
                Beijing, China 100016

Phone No.       011-86-13901293215

Facsimile No.   011-86-10-64315872

                           COUNTERPART SIGNATURE PAGE
                    (FOR ISSUANCES PURSUANT TO REGULATION S)

      IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

                                       REN INVESTMENT INTERNATIONAL LTD.

                                       By:    /s/ Jeffrey Kang
                                       ----------------------------------------
                                       Name: Jeffrey Kang
                                       Title: Sole Director

OFFSHORE DELIVERY INSTRUCTIONS:
------------------------------

REN INVESTMENT INTERNATIONAL LTD.
PRINT EXACT NAME IN WHICH YOU WANT THE SECURITIES TO BE REGISTERED

Attn:           Jeffrey Kang

Address:        Rm. 1001, Tower C, Skyworth Bldg
                High-Tech Industrial Park, Nanshan
                Shenzhen 5180

Phone No.       011-755-267-4327

Facsimile No.   011-755-267-436508

                           COUNTERPART SIGNATURE PAGE

                    (FOR ISSUANCES PURSUANT TO SECTION 4(2))

      IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

                                       [ENTITY]

                                       By:
                                       ----------------------------------------
                                       Name:
                                       Title:

Circle the category under which you are an "accredited investor" pursuant to Exhibit C:

1          2         3         4          5         6         7         8


PRINT EXACT NAME IN WHICH YOU WANT THE SECURITIES TO BE REGISTERED

Attn:
                     ---------------------------------------------------

Address:
                     ---------------------------------------------------

Phone No.
                     ---------------------------------------------------

Facsimile No.
                     ---------------------------------------------------

                                 SCHEDULE 10.15

Acquiror Shares - 40,502,150

Total Escrow Shares - 16,058,850

Additional Shares Cap - 58,193,133

                                    EXHIBIT A

                   SHARES AND ACQUIROR SHARES TO BE EXCHANGED

Total Shares to be delivered by the Shareholders to Acquiror:                       10,000,000

Total Acquiror Shares to be delivered by the Acquiror to the Shareholders:          40,502,150

Total Closing Acquiror Shares to be delivered by the Acquiror to the Shareholder:   24,444,065


                                                                           PERCENTAGE OF      NUMBER OF CLOSING    PERCENTAGE OF
                                           NUMBER OF   TOTAL SHARES       ACQUIROR SHARES      NUMBER OF TOTAL    ACQUIROR COMMON
NAME AND ADDRESS OF EACH SHAREHOLDER     SHARES OWNED     OWNED         ISSUABLE AT CLOSING    ACQUIROR SHARES         STOCK
------------------------------------     ------------  ------------     -------------------   -----------------   ---------------
Comtech Global Investment Ltd.            6,500,000        65%               15,888,642           26,326,398           59.26%
Romasco Place
P.O. Box 3120
Road Town, Tortola
British Virgin Islands

Purple Mountain Holding Ltd.                800,000         8%                1,955,525            3,240,172            7.29%
3rd Floor, Qwomar Complex
P.O. Box 765
Road Town, Tortola
British Virgin Islands

Ren Investment International Ltd.         2,700,000        27%                6,599,898           10,935,580           24.62%
c/o Comtech Technology (Shenzhen) Ltd.
Room 1001, Tower C
Skyworth Building
High-Tech Industrial Park
Nanshan, Shenzhen, PRC

                                    EXHIBIT B

                       DEFINITION OF "ACCREDITED INVESTOR"

The term "accredited investor" means:

(1) A bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in
      Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 (the "Investment Company Act") or a business development company as defined in Section 2(a)(48) of the Investment Company Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

(2) A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

(3) An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

(4)   A director or executive officer of the Acquiror.

(5) A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his or her purchase exceeds $1,000,000.

(6) A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

(7) A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) (i.e., a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment).

(8) An entity in which all of the equity owners are accredited investors. (If this alternative is checked, the Shareholder must identify each equity owner and provide statements signed by each demonstrating how each is qualified as an accredited investor.) EXHIBIT C

                                    EXHIBIT C

                           DEFINITION OF "U.S. PERSON"

(1)   "U.S. person" (as defined in Regulation S) means:

      (i)   Any natural person resident in the United States;

      (ii) Any partnership or corporation organized or incorporated under the laws of the United States;

      (iii) Any estate of which any executor or administrator is a U.S. person;

      (iv)  Any trust of which any trustee is a U.S. person;

      (v)   Any agency or branch of a foreign entity located in the United
            States;

      (vi) Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

      (vii) Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

      (viii) Any partnership or corporation if: (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

(2) Notwithstanding paragraph (1) above, any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States shall not be deemed a "U.S. person."

(3) Notwithstanding paragraph (1), any estate of which any professional fiduciary acting as executor or administrator is a U.S. person shall not be deemed a U.S. person if:

      (i) An executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and

      (ii)  The estate is governed by foreign law.

(4) Notwithstanding paragraph (1), any trust of which any professional fiduciary acting as trustee is a U.S. person shall not be deemed a U.S. person if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person.

(5) Notwithstanding paragraph (1), an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country shall not be deemed a U.S. person.

(6) Notwithstanding paragraph (1), any agency or branch of a U.S. person located outside the United States shall not be deemed a "U.S. person" if:

      (i)   The agency or branch operates for valid business reasons; and

      (ii) The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located.

(7) The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans shall not be deemed "U.S. persons."

                                    EXHIBIT D

                       ACCREDITED INVESTOR REPRESENTATIONS

Each Shareholder indicating that it is an Accredited Investor, severally and not jointly, further represents and warrants to the Acquiror as follows:

1. Such Shareholder qualifies as an Accredited Investor on the basis set forth on its signature page to this Agreement.

2. Such Shareholder has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such Shareholder's interests in connection with the transactions contemplated by this Agreement.

3. Such Shareholder has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Acquiror Shares.

4. Such Shareholder understands the various risks of an investment in the Acquiror Shares and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Acquiror Shares.

5. Such Shareholder has had access to the Acquiror's publicly filed reports with the SEC.

6. Such Shareholder has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding the Acquiror that such Shareholder has requested and all such public information is sufficient for such Shareholder to evaluate the risks of investing in the Acquiror Shares.

7. Such Shareholder has been afforded the opportunity to ask questions of and receive answers concerning the Acquiror and the terms and conditions of the issuance of the Acquiror Shares.

8. Such Shareholder is not relying on any representations and warranties concerning the Acquiror made by the Acquiror or any officer, employee or agent of the Acquiror, other than those contained in this Agreement.

9. Such Shareholder is acquiring the Acquiror Shares for such Shareholder's own account, for investment and not for distribution or resale to others.

10. Such Shareholder will not sell or otherwise transfer the Acquiror Shares, unless either (A) the transfer of such securities is registered under the Securities Act or (B) an exemption from registration of such securities is available.

11. Such Shareholder understands and acknowledges that the Acquiror is under no obligation to register the Acquiror Shares for sale under the Securities Act.

12. Such Shareholder consents to the placement of a legend on any certificate or other document evidencing the Acquiror Shares substantially in the form set forth in Section 4.2.5(a).

13. Such Shareholder represents that the address furnished by such Shareholder on its signature page to this Agreement and in Exhibit A is such Shareholder's principal residence if he is an individual or its principal business address if it is a corporation or other entity.

14. Such Shareholder understands and acknowledges that the Acquiror Shares have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Acquiror that has been supplied to such Shareholder and that any representation to the contrary is a criminal offense.

15. Such Shareholder acknowledges that the representations, warranties and agreements made by such Shareholder herein shall survive the execution and delivery of this Agreement and the purchase of the Acquiror Shares.

                                    EXHIBIT E

                         NON U.S. PERSON REPRESENTATIONS

Each Shareholder indicating that it is not a U.S. person, severally and not jointly, further represents and warrants to the Acquiror as follows:

1. At the time of (a) the offer by the Acquiror and (b) the acceptance of the offer by such Shareholder, of the Acquiror Shares, such Shareholder was outside the United States.

2. No offer to acquire the Acquiror Shares or otherwise to participate in the transactions contemplated by this Agreement was made to such Shareholder or its representatives inside the United States.

3. Such Shareholder is not purchasing the Acquiror Shares for the account or benefit of any U.S. person, or with a view towards distribution to any U.S. person, in violation of the registration requirements of the Securities Act.

4. Such Shareholder will make all subsequent offers and sales of the Acquiror Shares either (x) outside of the United States in compliance with Regulation S; (y) pursuant to a registration under the Securities Act; or
      (z) pursuant to an available exemption from registration under the Securities Act. Specifically, such Shareholder will not resell the Acquiror Shares to any U.S. person or within the United States prior to the expiration of a period commencing on the Closing Date and ending on the date that is one year thereafter (the "Distribution Compliance Period"), except pursuant to registration under the Securities Act or an exemption from registration under the Securities Act.

5. Such Shareholder is acquiring the Acquiror Shares for such Shareholder's own account, for investment and not for distribution or resale to others.

6. Such Shareholder has no present plan or intention to sell the Acquiror Shares in the United States or to a U.S. person at any predetermined time, has made no predetermined arrangements to sell the Acquiror Shares and is not acting as a Distributor of such securities.

7. Neither such Shareholder, its Affiliates nor any Person acting on such Shareholder's behalf, has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument or position in the U.S. with respect to the Acquiror Shares at any time after the Closing Date through the Distribution Compliance Period except in compliance with the Securities Act.

8. Such Shareholder consents to the placement of a legend on any certificate or other document evidencing the Acquiror Shares substantially in the form set forth in Section 4.2.5(b).

9. Such Shareholder is not acquiring the Acquiror Shares in a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.

10. Such Shareholder has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such Shareholder's interests in connection with the transactions contemplated by this Agreement.

11. Such Shareholder has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Acquiror Shares.

12. Such Shareholder understands the various risks of an investment in the Acquiror Shares and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Acquiror Shares.

13. Such Shareholder has had access to the Acquiror's publicly filed reports with the SEC.

14. Such Shareholder has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding the Acquiror that such Shareholder has requested and all such public information is sufficient for such Shareholder to evaluate the risks of investing in the Acquiror Shares.

15. Such Shareholder has been afforded the opportunity to ask questions of and receive answers concerning the Acquiror and the terms and conditions of the issuance of the Acquiror Shares.

16. Such Shareholder is not relying on any representations and warranties concerning the Acquiror made by the Acquiror or any officer, employee or agent of the Acquiror, other than those contained in this Agreement.

17. Such Shareholder will not sell or otherwise transfer the Acquiror Shares, unless either (A) the transfer of such securities is registered under the Securities Act or (B) an exemption from registration of such securities is available.

18. Such Shareholder understands and acknowledges that the Acquiror is under no obligation to register the Acquiror Shares for sale under the Securities Act.

19. Such Shareholder represents that the address furnished by such Shareholder on its signature page to this Agreement and in Exhibit A is such Shareholder's principal residence if he is an individual or its principal business address if it is a corporation or other entity.

20. Such Shareholder understands and acknowledges that the Acquiror Shares have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Acquiror that has been supplied to such Shareholder and that any representation to the contrary is a criminal offense.

21. Such Shareholder acknowledges that the representations, warranties and agreements made by such Shareholder herein shall survive the execution and delivery of this Agreement and the purchase of the Acquiror Shares.

                                    EXHIBIT F

                                ESCROW AGREEMENT

      ESCROW AGREEMENT, dated June ______, 2004 (this "Agreement"), by and among Trident Rowan Group, Inc., a Maryland corporation ("TRG"), _________, as representative for each of those persons set forth on SCHEDULE A attached hereto (the "Shareholder Representative"), each of those persons set forth on SCHEDULE B attached hereto (the "Acquiror Stockholders"), and Loeb & Loeb LLP, a California limited liability partnership (the "Escrow Agent").

                                   WITNESSETH

      WHEREAS, it is a condition to the closing of the transactions contemplated by that certain share exchange agreement, dated May ____, 2004 (the "Share Exchange Agreement"), by and among TRG, the Company Stockholders and Comtech Group, Inc., a Cayman Islands corporation ("Comtech"), that the parties hereto enter into this Agreement (unless otherwise indicated, each capitalized term used herein shall have the meaning ascribed to such term in the Share Exchange Agreement);

      WHEREAS, pursuant to the terms and conditions of the Share Exchange Agreement, at the Closing, TRG shall deliver or cause to be delivered to the Escrow Agent for deposit into an escrow account to be established pursuant to the terms of this Agreement (the "Loeb Escrow"), a certificate registered in the name of the Escrow Agent for an aggregate of [16,651,731] Acquiror Shares (the "Escrow Shares"), as security for indemnification by the Company Stockholders of TRG for Damages suffered in the event of any breach of certain representations, warranties or covenants of Comtech made in the Share Exchange Agreement;

      WHEREAS, the parties to this Agreement desire to set forth the manner in which the Escrow Shares are to be held in the Loeb Escrow and the terms and conditions by which the Escrow Shares shall be distributed and the Loeb Escrow shall terminate;

      NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants and agreements set forth herein, the legal sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. Appointment of Escrow Agent.

      TRG, the Shareholder Representative and the Acquiror Stockholders hereby irrevocably designate and appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent by its execution and delivery of this Agreement hereby accepts such appointment under the terms and conditions set forth herein.

      2. Establishment of the Loeb Escrow.

      Simultaneously upon the execution and delivery of this Agreement, TRG shall deliver or cause to be delivered the Escrow Shares with the Escrow Agent. The Escrow Shares are registered in the name of the Escrow Agent for convenience only. The parties hereto acknowledge that unless and until the Escrow Shares are returned to TRG, the Company Stockholders are the beneficial owners of the Escrow Shares.

      3. Dividends; Voting Rights

            a. All earnings, including cash, stock and any other dividends or other property distributed in respect of the Escrow Shares, including, without limitation, any shares issued as a result of stock splits, stock dividends or other recapitalization (the "Earnings"), shall be retained in and become a part of the Loeb Escrow upon issuance or payment, as the case may be. The Escrow Shares and the Earnings, if any, shall be referred to herein as the "Escrow Amount."

            b. The shares of Acquiror Common Stock, which are part of the Escrow Amount shall vote on all matters submitted to the stockholders of TRG as the Shareholder Representative shall direct. In the absence of direction from the Shareholder Representative, such shares shall be voted as TRG shall direct.

      4. Application of Escrow Fund to Claims of TRG

            a. In the event that at any time, or from time to time from the date hereof until the expiration of the Claims Period, the Acquiror Stockholders claim that TRG has suffered Damages with respect to which TRG is entitled to indemnification pursuant to Section 12 of the Share Exchange Agreement, the Acquiror Stockholders shall immediately deliver to the Escrow Agent and the Shareholder Representative, written notice (the "Claims Notice") via facsimile in accordance with the notice provisions set forth in Section 12 herein, which shall state (i) the provision of the Share Exchange Agreement that allegedly has been breached, (ii) the alleged amount of any and all Damages suffered by the Acquiror in connection with such alleged breach; (iii) the alleged number of Escrow Shares to be returned by the Company Stockholders to TRG; and (iv) that the Escrow Agent shall distribute such number of Escrow Shares set forth in the Claims Notice, and any Earnings in respect thereof (the "Escrow Fund") to TRG.

            b. The Escrow Fund shall be distributed to TRG from the Loeb Escrow unless the Shareholder Representative shall contest the right of the Acquiror Stockholders to seek such indemnification by delivering written notice to the Escrow Agent and the Acquiror Stockholders (the "Objection Notice"), no later than 5:00 pm (New York time) on the tenth Business Day (which shall mean any day the banks are open in the City of New York) after delivery of the Claims Notice, which instructs the Escrow Agent not to distribute the Escrow Fund. Upon receipt of the Objection Notice, the Escrow Agent shall continue to hold the Escrow Fund in the Loeb Escrow pursuant to the terms of this Agreement, pending resolution of the dispute and receipt of joint written instructions from the Acquiror Stockholders and the Shareholder Representative, or a final order of a court of competent jurisdiction.

            c. If the Escrow Agent does not receive the Objection Notice within the time period prescribed above, the Escrow Agent shall distribute to TRG the Escrow Fund from the Loeb Escrow not earlier than ten(10), nor more than twenty
(20) business days after the date the Objection Notice must be delivered. The Escrow Agent shall continue to hold the remaining Escrow Amount, if any, in the Loeb Escrow until such time as the entire Escrow Amount has been distributed pursuant to the provisions of this Section 4, or upon the expiration of the Claims Period as set forth in Section 5, whichever occurs earlier. Upon distribution of the entire Escrow Amount, the Loeb Escrow and this Agreement shall terminate.

            d. The number of Escrow Shares to be distributed shall be calculated as set forth in Section 12 of the Share Exchange Agreement.

      5. Distribution of Escrow Amount upon Expiration of Claims Period

            Provided the Escrow Amount has not been distributed pursuant to
Section 4(c) above, and subject to the other provisions of this Agreement, the Escrow Amount shall be held by the Escrow Agent in the Loeb Escrow until the expiration of the Claims Period. At least two (2) business days prior to expiration of the Claims Period, the Shareholder Representative and the Acquiror Stockholders shall deliver joint written instructions to the Escrow Agent, which shall confirm the date of the expiration of the Claims Period and shall include instructions for the distribution by the Escrow Agent of the Escrow Amount from the Loeb Escrow (the "Expiration Notice"). On the date of the expiration of the Claims Period, the Escrow Agent shall distribute the Escrow Amount from the Loeb Escrow in accordance with the instructions set forth in the Expiration Notice. Upon distribution of the Escrow Amount pursuant to this Section 5, the Loeb Escrow and this Agreement shall terminate.

      6. Controversy as to Escrow Amount.

            If a controversy arises between one or more of the parties hereto, or between any of the parties hereto and any person not a party hereto, as to whether or not the Escrow Agent shall distribute the Escrow Amount held in Loeb Escrow or any portion thereof, or as to any other matter arising out of or relating to this Agreement or the Escrow Amount, or the Escrow Agent is otherwise uncertain as to how to distribute the Escrow Amount, the Escrow Agent shall not be required to make any inquiry or investigation, and need not distribute the Escrow Amount but may retain the Escrow Amount until the rights of the parties to the dispute shall have finally been determined by the Shareholder Representative and the Acquiror Stockholders, and such parties have delivered joint written instructions to Escrow Agent, or by a final order of a court of competent jurisdiction from which final order the time for appeal has expired without an appeal having been taken. The Escrow Agent may, but shall not be obligated to, in its sole discretion at any time and from time to time, for any reason or for no reason, commence an interpleader or similar action, suit or proceeding for the resolution of any controversy regarding this Agreement. If and to the extent directed to do so by the joint written instructions of the Shareholder Representative and the Acquiror Stockholders, or final order, the Escrow Agent shall distribute the Escrow Amount, held in the Loeb Escrow within a reasonable time after the Escrow Agent has received such joint written instructions, or final order. The Escrow Agent shall be entitled to assume that no such controversy has arisen unless it has received a written notice that such a controversy has arisen which refers specifically to this Agreement and identifies by name and address all parties to the controversy. Notwithstanding anything to the contrary set forth in this Agreement, the Escrow Agent shall be entitled to comply with any order of any court or other lawful authority which has not been stayed.

      7. Documents Submitted to Escrow Agent.

            The Escrow Agent shall be entitled to act and conclusively rely upon and shall not be liable for acting or refraining from acting upon any written notice, direction, request, waiver, consent, receipt or other paper or document furnished to it hereunder and reasonably believed by it to be genuine and to have been signed or presented by the party or parties entitled to execute or deliver such document. The Escrow Agent shall have no duty to inquire of or investigate the authorization, signature or authenticity of such person or document.

      8. Limitation of Liability.

            The Escrow Agent undertakes to perform only such duties as are expressly set forth in this Agreement and no duties or covenants shall be implied herein. The Escrow Agent shall not be liable for any error of judgment, or for any act taken or omitted by it, or for any mistake in fact or law, or for anything which it may do or refrain from doing in connection herewith, except for its own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Escrow Agent shall not incur liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement. The Escrow Agent shall have no duty to inquire as to, or any obligations or liabilities pursuant to, the provisions of any agreement other than this Agreement.

      9. Resignation of Escrow Agent.

            The Escrow Agent may resign from its duties and shall thereupon be discharged from all further duties or obligations hereunder at any time upon giving fifteen (15) days prior written notice to the other parties to this Agreement. The other parties to this Agreement will thereupon jointly designate a successor escrow agent hereunder within said fifteen day (15) period to whom the Escrow Amount shall be distributed and shall deliver to the Escrow Agent a general release executed by all parties to this Agreement (other than the Escrow Agent). The resignation will take effect on the earlier of the appointment of a successor escrow agent or a day that is fifteen (15) days after the date written notice of such resignation is furnished to the Shareholder Representative and the Acquiror Stockholders. As of the effective date of such resignation the Escrow Agent shall be released and discharged from any and all further obligations arising in connection with this Agreement. If such a joint designation of a successor escrow agent and delivery of such release and amount does not occur within such fifteen (15) day period, and unless the Escrow Agent has deposited the Escrow Amount with a court of competent jurisdiction, the Escrow Agent shall retain the Escrow Amount as custodian thereof under this Agreement until otherwise directed by the parties to this Agreement, without further liability or responsibility.

      10. Indemnity.

            The parties hereto (other than the Escrow Agent) hereby jointly and severally agree to indemnify the Escrow Agent and its partners, members, employees, representatives and agents (jointly and severally the "Indemnitees") against, and hold them harmless of and from, any and all claims, loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees (including those of the Escrow Agent computed at its regular hourly rates) and expenses, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against any Indemnitee or in which any Indemnitee may become involved arising out of or relating directly or indirectly in any way to this Agreement or any transaction to which this Agreement directly or indirectly relates, except for such claims, loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees (including those of the Escrow Agent computed at its regular hourly rates) and expenses incurred by reason of the Escrow Agent's gross negligence and/or willful misconduct. If the indemnification provided for in this paragraph for any reason is held to be unavailable, such parties shall contribute such amounts as are, as between such parties, just and equitable to pay to the Indemnitees or to reimburse them for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees (including those of the Escrow Agent computed at its regular hourly rates) and expenses, incurred by the Indemnitees as a result of or in connection with, any amount paid in settlement of, any action, claim or proceeding arising out of or relating directly or indirectly in any way to this Agreement or any transaction to which this Agreement directly or indirectly relates. The provisions of this paragraph shall survive any termination of this Agreement, whether by distribution of the Escrow Amount from the Loeb Escrow, the resignation of the Escrow Agent or otherwise.

      11. Action Against Escrow Agent.

            The parties to this Agreement hereby agree that no action, suit or proceeding shall be commenced against the Escrow Agent unless (a) the Escrow Agent shall first have been given thirty (30) days written notice of the claim and (b) the same is brought in a court of competent jurisdiction located in the County of New York, State of New York. With respect to any action, suit or proceeding in respect of this Agreement, the parties hereto waive trial by jury.

      12. Notices.

            All notices and other communications hereunder shall be in writing and shall be effective (a) upon receipt by the facsimile machine at the number designated below if transmitted on a Business Day before 5:00 p.m. New York time, or if transmitted after 5:00 p.m. New York time on a Business Day, or on a non-Business Day, the first Business Day following such transmission (with an original written copy thereof to be sent on the same day by any of the methods provided for in (b) or (c) hereof), (b) upon confirmed delivery by a messenger or a recognized national overnight courier service, or (c) upon actual receipt of mailing by certified or registered mail, postage prepaid, return receipt requested to such party at the following address:

      (a)   If to TRG:

       ---------------------
       ---------------------
       ---------------------
       Attention:
                 -------------------
       Telephone No.:
                 -------------------
       Facsimile No.:
                 -------------------
       With copies to:

       Loeb & Loeb LLP
       345 Park Avenue
       New York, New York 10154
       Attention: Mitchell S. Nussbaum, Esq.
       Telephone No.: (212) 407-4159
       Facsimile No.: (212) 407-4990

      (b)   If to the Shareholder Representative on behalf of the Company
            Stockholders:

       ---------------------
       ---------------------
       ---------------------
       Attention:
                 -------------------
       Telephone No.:
                 -------------------
       Facsimile No.:
                 -------------------
       With copies to:

       Loeb & Loeb LLP
       345 Park Avenue
       New York, New York 10154
       Attention: Mitchell S. Nussbaum, Esq.
       Telephone No.: (212) 407-4159
       Facsimile No.: (212) 407-4990

      (c)   If to the Acquiror Stockholders:

       ---------------------
       ---------------------
       ---------------------
       Attention:
                 -------------------
       Telephone No.:
                 -------------------
       Facsimile No.:
                 -------------------
       With copies to:

       Kramer Levin Naftalis & Frankel LLP
       919 Third Avenue
       New York, New York 10022-3852
       Attention:  Scott S. Rosenblum, Esq.
       Telephone No.: (212) 715-9411
       Facsimile No.:  (212) 715-8000

      (d)   If to the Escrow Agent:

      Loeb & Loeb LLP
      345 Park Avenue
      New York, New York 10154
      Attention: Mitchell S. Nussbaum, Esq.
      Telephone No.: (212) 407-4159
      Facsimile No.: (212) 407-4990

      13. Binding Effect.

            This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns, but not to the benefit of any third party.

      14. Amendment.

            This Agreement cannot be changed, modified or amended except by a writing signed by all of the parties hereto and no waiver shall be effective unless signed by the party to be charged.

      15. Severability.

            If one or more of the provisions of this Agreement shall be held to be illegal or otherwise void or invalid, the remainder of this Agreement shall not be affected and shall remain in full force and effect.

      16. No Waiver.

            The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

      17. Counterparts.

            This Agreement, which sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

      18. APPLICABLE LAW; JURISDICTION; VENUE; JURY TRIAL WAIVER. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS PROVISIONS. WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR TO THE TRANSACTIONS CONTEMPLATED HEREBY ("PROCEEDINGS"), EACH PARTY IRREVOCABLY (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE COUNTY OF NEW YORK IN THE STATE OF NEW YORK; AND (II) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDING BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT SUCH PROCEEDINGS HAVE BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDINGS, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

      19. No Presumption Against Drafter

            This Agreement shall not be construed with a presumption against any party by reason of such party having caused this Agreement to be drafted.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above:

                                        TRIDENT ROWAN GROUP, INC.

                                        By:
                                        --------------------------------------
                                             Name:
                                             Title:

                                        SHAREHOLDER REPRESENTATIVE,
                                        on behalf of the Company Stockholders:


                                             Name:
                                        --------------------------------------

                                        ACQUIROR STOCKHOLDERS:


                                        --------------------------------------
                                             Name:


                                        --------------------------------------
                                             Name:


                                        --------------------------------------
                                             Name:

                                        ESCROW AGENT:

                                        LOEB & LOEB LLP

                                        By:
                                           -----------------------------------
                                             Name:      Mitchell S. Nussbaum
                                             Title:     Partner


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                                    EXHIBIT A

                          LIST OF COMPANY STOCKHOLDERS


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                                    EXHIBIT B

                          LIST OF ACQUIROR STOCKHOLDERS


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                                    EXHIBIT G

                             STOCKHOLDERS' AGREEMENT

      This Stockholders' Agreement ("Agreement") is entered into as of June
    , 2004, by and among TRIDENT ROWAN GROUP, INC., a Maryland corporation (the "Company"), and each of the stockholders set forth on SCHEDULE A attached hereto (the "Stockholders").

                                    Recitals

      A. The execution and delivery of this Agreement is a condition to the closing of the transactions contemplated by that certain Share Exchange
Agreement, dated as of May      , 2004, by and among the Company, each of the
persons listed under the caption "Company Stockholders" on SCHEDULE A attached hereto, and Comtech Group, Inc. (the "Share Exchange Agreement").

      B. The Company and the Stockholders are entering into this Agreement to provide for (i) the designation and voting by the Stockholders, and the nomination by the Company, of certain Persons to serve on the Company's Board (as hereinafter defined); and (ii) restrictions on transfer, sale or other disposition of shares of the Company's Common Stock (as hereinafter defined) by the Stockholders.

      NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

                                   Section 1
                               DEFINITIONS; EFFECT

      1.1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

      "Acquiror Nominees" has the meaning set forth in the Share Exchange Agreement.

      "Acquiror Stockholders" means those persons listed on SCHEDULE A to this Agreement under the caption "Acquiror Stockholders".

      "Act" means the Securities Act of 1933, as amended.

      "Commission" means the Securities and Exchange Commission.

      "Common Stock" means the common stock, $0.01 par value per share, of the Company.

      "Company Board" means the board of directors of the Company.


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      "Company Nominees" has the meaning set forth in the Share Exchange
Agreement.

      "Company Securities" means the Common Stock, Options and any other equity securities of the Company issued and outstanding at any time.

      "Company Stockholders" means those persons listed on SCHEDULE A to this Agreement under the caption "Company Stockholders".

      "Escrow Shares" means [16,651,731] shares held in escrow with Loeb & Loeb LLP, pursuant to the terms of that certain Escrow Agreement dated as of even date herewith.

      "Options" means any rights, options or warrants to purchase shares of any Common Stock or Preferred Stock or securities or obligations convertible or exercisable into any Common Stock or Preferred Stock.

      "Share Exchange Agreement" has the meaning set forth in Recital A above.

      "Stockholders" has the meaning set forth in the first paragraph of this Agreement.

      "Transfer" means, with respect to the Company Securities, any transfer, sale, gift, exchange, assignment, pledge or other encumbrance or disposition of Company Securities by a Holder and in the case of a Stockholder that is not an individual, a Transfer of any Company Securities held by such Stockholder shall be deemed to have been made if any equity interest in such Stockholder is directly or indirectly transferred, sold, given, exchanged, assigned, pledged or disposed of to any other Person.

                                   Section 2
                      AFFIRMATIVE COVENANTS OF THE COMPANY
                              AND THE STOCKHOLDERS

      2.1. Voting Agreement.

            (a) Designation and Nomination of Directors. During the two-year period commencing on the date hereof, the Company shall nominate at each annual meeting of stockholders of the Company, the Company Nominees and the Acquiror Nominees to serve on the Company's Board of Directors. Each year during such period, the Company Stockholders and the Acquiror Stockholders shall submit to the Company their director designees for Company Nominees and Acquiror Nominees, respectively, not less than twenty (20) calendar days before the date of the Company's proxy statement released to stockholders in connection with the previous year's annual meeting.

            (b) Voting for Directors. Each of the Stockholders severally covenants and agrees that such Stockholder shall vote all shares of the Company Securities owned or controlled by such Stockholder and over which such Stockholder has voting control, as of the record date of any action of the stockholders of the Company, and shall take all other necessary actions and actions reasonably requested by any other Stockholder within such Stockholder's control (including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents or resolutions in lieu of meetings), so that the Company Nominees and the Aquiror Nominees shall be elected to the Company Board.


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            (c) Filling Vacancies. If at any time in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors, vacancies exist on the Board of Directors, such vacancies shall be filled by the appointment of directors, either by (i) the remaining Company Nominees, if such vacancy was created by a Company Nominee, or (ii) the remaining Acquiror Nominees, if such vacancy was created by an Acquiror Nominee.

            (d) Payment of Expenses. The Company shall pay the reasonable out-of-pocket travel, lodging and other related expenses of all directors elected pursuant to this Section 2.1 incurred in connection with attendance at meetings of the Company Board or any committee thereof.

            (e) Number of Directors. Pursuant to the Company's By-laws, the Company Board consists of seven directors.

                                   Section 3
                            RESTRICTIONS ON TRANSFER

      3.1. Transfer Restrictions. Without limiting the restrictions on Transfer of securities of the Company as provided in the lock up letters executed as of even date herewith by each of the Stockholders, any Transfer by the Stockholder shall remain at all times subject to applicable securities laws, including without limitation, the resale restrictions imposed by Rule 144 promulgated under the Act.

                                   Section 4
                                 CONFIDENTIALITY

      4.1. Confidentiality. Each Stockholder covenants and agrees to maintain the confidentiality of all non-public information related to the business of the Company made available to the Stockholder and/or any of their representatives by the Company ("Confidential Business Information"). Without the prior written consent of the Company, each Stockholder further covenants and agrees not to disclose any Confidential Business Information to any person or entity, other than their respective Affiliates, partners and prospective partners, officers, directors, employees, attorneys, accountants and other agents ("Related Parties") and except as required by law or by government regulators; provided that to the extent a Stockholder discloses Confidential Business Information to Related Parties the Stockholder will advise the Related Party that the information is confidential and subject to this Agreement and that by accepting the information the Related Party acknowledges the information's confidentiality. Each Stockholder agrees that violation of this Section 4.1 would cause immediate and irreparable damage to the business of the Company, and consents to the entry of immediate and permanent injunctive relief for any violation thereof. Confidential Business Information excludes (a) information that is or becomes available to the public, other than by reason of the recipient's disclosure thereof to the public, (b) information that the recipient can demonstrate was known to the recipient prior to the recipient's receipt of the information from the Company or (c) information that becomes available to the recipient from a third person or source not known by the recipient to owe a duty of confidentiality to the Company.


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                                   Section 5
                                  MISCELLANEOUS

      5.1. Legends. The Company and the Stockholders agree that, so long as this Agreement is in effect, all Company Securities now or hereafter held by any Stockholder will be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other legends required by any and all applicable federal or state securities laws:

      THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AGREEMENTS, COVENANTS AND RESTRICTIONS, INCLUDING WITH RESPECT TO VOTING FOR DIRECTORS
      CONTAINED IN THE STOCKHOLDERS' AGREEMENT DATED JUNE      2004, AS AMENDED
      FROM TIME TO TIME, BY AND AMONG TRIDENT ROWAN GROUP, INC. AND THE PERSONS NAMED THEREIN, and the lock up letter executed by the stockholders, dated
      JUNE        2004. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY ANY
      STOCKHOLDER OF THE COMPANY UPON REQUEST WITHOUT CHARGE FROM THE SECRETARY OF THE COMPANY AT THE PRINCIPAL OFFICE OF THE COMPANY.

      5.2. Waivers and Amendments. The rights and obligations of the Company and the Stockholders hereunder may only be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) or amended with the written consent of a majority of the shares of Company Securities held by each of the Company Stockholders and the Acquiror Stockholders, respectively, voting separately. Upon the effectuation of each such waiver or amendment, the Company shall promptly give written notice thereof to the holders of the shares who have not previously consented thereto in writing.

      5.3. Governing Law. This Agreement will be governed by the laws of the State of New York without regard to conflicts of laws principles.

      5.4. Successors and Assigns. This Agreement shall be binding on each party hereto with respect to all Company Securities now or hereafter held by each Stockholder. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

      5.5. Entire Agreement. Section 2.4 of the Share Exchange Agreement is hereby incorporated by reference. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. This Agreement supersedes all prior and inconsistent agreements and understandings between and among any of the parties hereto.


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      5.6. Notices. All demands, notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be personally delivered or sent by facsimile machine (with a confirmation copy sent by one of the other methods authorized in this Section), commercial (including Federal Express) or U.S. Postal Service overnight delivery service, or deposited in the U.S. Postal Service mailed first class, registered or certified mail, postage prepaid, as set forth below:

                              If to the Company, addressed to:

                                        Trident Rowan Group, Inc.
                                        --------------
                                        --------------
                                        Attention:
                                        --------------------------------------
                                        Telephone No.:
                                        --------------------------------------
                                        Facsimile No.:
                                        --------------------------------------

                              with a copy to:

                                        Loeb & Loeb LLP
                                        345 Park Avenue
                                        New York, NY  10154
                                        Attn:  Mitchell S. Nussbaum, Esq.
                                        Telephone No.:  (212) 407-4159

                                        Facsimile No.:  (212) 407-4990

                              If to any Company Stockholder, at the address set forth on

                              SCHEDULE A
                              ----------

                              with a copy to:

                                       Loeb & Loeb LLP
                                       345 Park Avenue
                                       New York, NY  10154
                                       Attn:  Mitchell S. Nussbaum, Esq.
                                       Telephone No.:  (212) 407-4159

                                       Facsimile No.:  (212) 407-4990

                              If to any Acquiror Stockholder, at the address set forth on

                              SCHEDULE A
                              ----------

                              with a copy to:

                                       Kramer, Levin, Naftalis & Frankel LLP

                                       919 Third Avenue
                                       New York, New York 10022-3852
                                       Attention:  Scott S. Rosenblum, Esq.
                                       Telephone No.:  (212) 715-9411
                                       Facsimile No.:  (212) 715-8000


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      Notices shall be deemed given upon the earlier to occur of (i) receipt by the party to whom such notice is directed; (ii) if sent by facsimile machine, on the date (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) such notice is sent if sent (as evidenced by the facsimile confirmed receipt) prior to 5:00 p.m. Eastern Time and, if sent after 5:00 p.m. Eastern Time, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) after which such notice is sent; (iii) on the first business day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following the day the same is deposited with the commercial carrier if sent by commercial overnight delivery service; or (iv) the fifth day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following deposit thereof with the U.S. Postal Service as aforesaid. Each party, by notice duly given in accordance therewith may specify a different address for the giving of any notice hereunder.

      5.7. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

      5.8. Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

      5.9. Counterparts. This Agreement may be executed in one or more counterparts, each of which, when taken together, will be deemed to constitute on and the same agreement.

      5.10. Consent to Jurisdiction. The Company and each Holder hereby agree to submit to the exclusive jurisdiction of the courts of the State of New York and to the courts to which an appeal of the decisions of such courts may be taken, and consents that service of process with respect to all courts in and of the State of New York may be made by registered mail to it at the address set forth on SCHEDULE A hereto.

            5.11. Remedies.

            (a) The parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or were otherwise breached, and that money damages are an inadequate remedy for breach of the Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or is otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement by the other parties and to enforce specifically such terms and provisions of this Agreement, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity.


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            (b) Except where a time period is otherwise specified, no delay on the part of any party in the exercise of any right, power, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any exercise or partial exercise of any such right, power, privilege or remedy preclude any further exercise thereof or the exercise of any right, power, privilege or remedy.

      5.12. Waiver of Jury Trial. Each of the parties hereto hereby voluntarily and irrevocably waive all rights to a trial by jury in any action or other proceeding brought in connection with or any matter arising under, out of or relating to, this Agreement (as this Agreement may hereafter be amended) or any of the transactions contemplated hereby or thereby.

      5.13. No Third Party Rights. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors or assigns.

      5.14. Duration. This Agreement shall terminate and be of no further force or effect upon the written agreement of all of the parties hereto to terminate this Agreement, except that the provisions of Section 4.1 shall survive any termination of this Agreement.


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      IN WITNESS WHEREOF, the Company and the Holders have executed this
Agreement as of the date first set forth above.

                                       "Company"

                                                   TRIDENT ROWAN GROUP, INC.

                                                   By:
                                                   ----------------------------
                                                   Name:
                                                   ----------------------------
                                                   Title:
                                                   ----------------------------

                                       "Stockholders"

                                                   ----------------------------
                                                   (Print Name of Holder)

                                                   ----------------------------
                                                   (Signatory)

                                                   ----------------------------
                                                   (Print Name of Signatory)

                                                   ----------------------------
                                                   (Title of Signatory)


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                                   SCHEDULE A

                        NAME AND ADDRESS OF STOCKHOLDERS

COMPANY STOCKHOLDERS

ACQUIROR STOCKHOLDERS


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